                                                         [LEASE TRUST AGREEMENT]



                                 EXHIBIT 4.1



                      FORD CREDIT AUTO LEASE TRUST 1995-1


                                TRUST AGREEMENT


                          Dated as of ______ __, 1995


                                    between

                        THE CHASE MANHATTAN BANK (USA),
                                 as Trustee of
                               RCL TRUST 1995-1,
                                  as Depositor

                                      and

                              PNC BANK, Delaware,
                                   as Trustee

                               TABLE OF CONTENTS

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
                                                           ARTICLE I

                                                          DEFINITIONS

    Section 1.1    Capitalized Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
    Section 1.2    Other Definitional Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3


                                                           ARTICLE II

                                                          ORGANIZATION

    Section 2.1    Name   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
    Section 2.2    Office   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
    Section 2.3    Purposes and Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
    Section 2.4    Appointment of Lease Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
    Section 2.5    Initial Capital Contribution of Trust Estate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
    Section 2.6    Declaration of Trust   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
    Section 2.7    Liability of the Depositor   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
    Section 2.8    Title to Trust Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
    Section 2.9    [Reserved]   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
    Section 2.10   Representations and Warranties of the Depositor  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
    Section 2.11   Tax Reporting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7


                                                          ARTICLE III

                                             LEASE TRUST CERTIFICATES AND TRANSFER
                                                          OF INTERESTS

    Section 3.1    Initial Ownership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
    Section 3.2    The Lease Trust Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
    Section 3.3    Authentication of Lease Trust Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
    Section 3.4    Registration of Transfer and Exchange of Lease Trust Certificates  . . . . . . . . . . . . . . . . . . .   9
    Section 3.5    Mutilated, Destroyed, Lost or Stolen Lease Trust Certificates  . . . . . . . . . . . . . . . . . . . . .  12
    Section 3.6    Persons Deemed Lease Trust Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
    Section 3.7    Access to List of Lease Trust Certificateholders' Names and Addresses  . . . . . . . . . . . . . . . . .  13

    Section 3.8    Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
    Section 3.9    Appointment of Lease Trust Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
    Section 3.10   RCL Lease Trust Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15


                                                          ARTICLE IV

                                                    ACTIONS BY LEASE TRUSTEE

    Section 4.1    Prior Notice to Lease Trust Certificateholders with Respect to Certain Matters   . . . . . . . . . . . .  15
    Section 4.2    Action by Lease Trust Certificateholders with Respect to Certain Matters   . . . . . . . . . . . . . . .  16
    Section 4.3    Action by Lease Trust Certificateholders with Respect to Bankruptcy  . . . . . . . . . . . . . . . . . .  17
    Section 4.4    Restrictions on Lease Trust Certificateholders' Power  . . . . . . . . . . . . . . . . . . . . . . . . .  17
    Section 4.5    Majority Control   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17


                                                           ARTICLE V

                                           APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

    Section 5.1    Establishment of Certificate Distribution Account  . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
    Section 5.2    Application of Funds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
    Section 5.3    Method of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
    Section 5.4    No Segregation of Monies; No Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
    Section 5.5    Accounting and Reports to the Noteholders, Lease Trust Certificateholders, the Internal Revenue Service
                        and Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21


                                                           ARTICLE VI

                                             AUTHORITY AND DUTIES OF LEASE TRUSTEE

    Section 6.1    General Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
    Section 6.2    General Duties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
    Section 6.3    Action upon Instruction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
    Section 6.4    No Duties Except as Specified in this Agreement or in Instructions   . . . . . . . . . . . . . . . . . .  24
    Section 6.5    No Action Unless Specifically Authorized . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
    Section 6.6    Restrictions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                                                          ARTICLE VII

                                                  CONCERNING THE LEASE TRUSTEE

    Section 7.1    Acceptance of Trusts and Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
    Section 7.2    Furnishing of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
    Section 7.3    Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
    Section 7.4    Reliance; Advice of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
    Section 7.5    Not Acting in Individual Capacity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
    Section 7.6    Lease Trustee Not Liable For Lease Trust Certificates  . . . . . . . . . . . . . . . . . . . . . . . . .  29
    Section 7.7    Lease Trustee May Own Lease Trust Certificates and Notes   . . . . . . . . . . . . . . . . . . . . . . .  29


                                                          ARTICLE VIII

                                                 COMPENSATION OF LEASE TRUSTEE

    Section 8.1    Lease Trustee's Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
    Section 8.2    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30


                                                           ARTICLE IX

                                                 TERMINATION OF TRUST AGREEMENT

    Section 9.1    Termination of Trust Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
    Section 9.2    Dissolution upon Bankruptcy of the Depositor   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    Section 9.3    Prepayment of the Lease Trust Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33


                                                           ARTICLE X

                                     SUCCESSOR LEASE TRUSTEES AND ADDITIONAL LEASE TRUSTEES

    Section 10.1   Eligibility Requirements for Lease Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
    Section 10.2   Resignation or Removal of Lease Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
    Section 10.3   Successor Lease Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
    Section 10.4   Merger or Consolidation of Lease Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
    Section 10.5   Appointment of Co-Trustee or Separate Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

                                                           ARTICLE XI

                                                          TAX MATTERS

    Section 11.1   Income Tax Characterization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
    Section 11.2   Annex A  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39


                                                          ARTICLE XII

                                                         MISCELLANEOUS

    Section 12.1   Supplements and Amendments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
    Section 12.2   No Legal Title to Lease Trust Estate in Lease Trust Certificateholders   . . . . . . . . . . . . . . . .  41
    Section 12.3   Limitations on Rights of Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
    Section 12.4   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
    Section 12.5   Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
    Section 12.6   Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
    Section 12.7   Successors and Assigns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
    Section 12.8   No Petition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
    Section 12.9   No Recourse  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
    Section 12.10  Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
    Section 12.11  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
    Section 12.12  Administrative Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43


ANNEX

Annex A   Partnership Matters

EXHIBITS

Exhibit A  Form of Lease Trust Certificate
Exhibit B  Form of RCL Lease Trust Certificate
Exhibit C  Form of Rule 144A Transferor Certificate
Exhibit D Form of Investment Letter - Qualified Institutional Buyer Exhibit E Form of Investment Letter - Institutional Accredited Investor

                 TRUST AGREEMENT dated as of _______ __, 1995 between (i) THE CHASE MANHATTAN BANK (USA), not in its individual capacity but solely as trustee of RCL TRUST 1995-1, a Delaware business trust, as Depositor and (ii) PNC BANK, DELAWARE a Delaware banking corporation, not in its individual capacity but solely as trustee under this Agreement (in such capacity, together with any successor or permitted assign, "Lease Trustee").


                                   ARTICLE I

                                  DEFINITIONS

                 Section 1.1 Capitalized Terms. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the respective meanings assigned to them, or incorporated by reference, in Appendix A attached hereto. References to "this Agreement" are to this Lease Trust Agreement, and all references to Articles, Sections and subsections are to Articles, Sections and subsections of this Agreement unless otherwise specified provided, that references to Sections and subsections in Annex A attached hereto and incorporated herein are to Sections and subsections of such Annex A unless otherwise specified.

                 "Authenticating Agent" means any Person authorized by the Lease Trustee to act on behalf of the Lease Trustee to authenticate and deliver the Lease Trust Certificates.

                 "Benefit Plan Investor" has the meaning set forth in Section 3.4(b).

                 "Corporate Trust Office" means, with respect to the Lease Trustee, the principal corporate trust office of the Lease Trustee located at 222 Delaware Avenue, Wilmington, Delaware 19801; or at such other address as the Lease Trustee may designate by notice to the Lease Trust Certificateholders and the Depositor, or the principal corporate trust office of any successor Lease Trustee (the address of which the successor Lease Trustee will notify the Lease Trust Certificateholders and the Depositor).

                 "Deferred Amount" means, as of any date, (i) the Pool Balance minus (ii) the sum of (x) the Outstanding Amount of Notes and (y) the Aggregate Certificate Balance.

                 "Depositor" means the RCL Trust 1995-1 in its capacity as depositor and as holder of the RCL Lease Trust Certificates.

                 "Expenses" means all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever.

                 "Indemnified Parties" has the meaning set forth in Section 8.2.

                 "Lease Trust" means the Ford Credit Auto Lease Trust 1995-1 established pursuant to this Agreement.

                 "Lease Trust Certificate Register" and "Lease Trust Certificate Registrar" means the register mentioned and the registrar appointed pursuant to Section 3.4.

                 "Lease Certificate Record Date" means, with respect to any Payment Date, the close of business on the last day of the calendar month preceding the month in which such Payment Date occurs.

                 "Lease Trust Distribution Statement" means the statement delivered pursuant to Section 5.2(d).

                 "Lease Trust Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 3.9 and shall initially be the Lease Trustee.

                 "Opinion of Counsel" means one or more written opinions of legal counsel who may, except as otherwise expressly provided for herein, be employees of or counsel to the Depositor, the Administrative Agent or an Affiliate of either, and which opinion or opinions shall be satisfactory to the Lease Trustee.

                 "RCL Lease Trust Certificates" means the certificates in the form of Exhibit B issued to RCL Trust 1995-1 and Ford Credit Leasing, which shall evidence in the aggregate (i) Lease Trust Certificates issued on ____________ __, 1995, representing at least 1% of the Aggregate Certificate Balance and (ii) all other rights, benefits, and obligations of the holder of the beneficial interest evidenced by such certificates pursuant to this Agreement, including the right to receive the Deferred Amount. The RCL Lease Trust Certificates shall be "Lease Trust Certificates" for purposes thereof with respect to the 1% of the Aggregate Certificate Balance and in addition shall have a balance equal to, in the aggregate, the Deferred Amount.

                 "Rule 144A Information" has the meaning set forth in Section 3.4(d).

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

                 Section 1.2  Other Definitional Provisions.

                 (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                 (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.


                                   ARTICLE II

                                  ORGANIZATION

                 Section 2.1 Name. The trust created hereby shall be known as "Ford Credit Auto Lease Trust 1995-1", in which name the Lease Trustee may engage in activities as permitted by the Basic Documents on behalf of the Lease Trust, make and execute contracts and other instruments on behalf of the

Lease Trust and sue and be sued, to the extent provided herein.

                 Section 2.2 Office. The office of the Lease Trust shall be in care of the Lease Trustee at the Corporate Trust Office or at such other address in Delaware as the Lease Trustee may designate by written notice to the Lease Trust Certificateholders and the Depositor.

                 Section 2.3 Purposes and Powers. (a) The purpose of the Lease Trust is, and the Lease Trust shall have the power and authority, to engage solely in the following:

                 (i) to issue the Notes pursuant to the Indenture and the Lease Trust Certificates pursuant to this Agreement, and to sell the Notes and the Lease Trust Certificates upon the written order of the Depositor;

                 (ii) with the proceeds of the sale of the Notes and the Lease Trust Certificates, to pay certain organizational, start-up and transactional expenses of the Lease Trust and to acquire the Series 1995-1 Certificates and other assets from the Depositor pursuant to
         Section 2 of the Transfer Agreement;

                 (iii) to pay interest and principal on the Notes and the Lease Trust Certificates;

                 (iv) to assign, grant, transfer, pledge, mortgage and convey the Lease Trust Estate pursuant to the Indenture and to hold, and distribute to the Lease Trust Certificateholders pursuant to the terms of this Agreement any portion of the Lease Trust Estate released from the Lien of, and remitted to the Lease Trust pursuant to, the Indenture;

                 (v) to enter into and perform its obligations under the Basic Documents to which it is to be a party; and

                 (vi) to engage in other transactions, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

                 The Lease Trust is hereby authorized to engage in the foregoing. The Lease Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

                 Section 2.4 Appointment of Lease Trustee. The Depositor hereby appoints the Lease Trustee as trustee of the Lease Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

                 Section 2.5  Initial Capital Contribution of Trust Estate.
The Depositor hereby sells, assigns, transfers, conveys and sets over to the Lease Trustee, as of the date hereof, the sum of $10. The Lease Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Lease Trust Estate and shall be deposited in the Certificate Distribution Account.

                 Section 2.6 Declaration of Trust. PNC BANK hereby declares and agrees that it will, and in its capacity the Lease Trustee does, hold the Lease Trust Estate in trust upon and subject to the conditions set forth herein for the benefit of the Lease Trust Certificateholders and Depositor, subject, however, to the lien of the Indenture and to the obligations of the Lease Trust under the Basic Documents.

                 Section 2.7 Liability of the Depositor. (a) The holders of the RCL Lease Trust Certificates shall be liable directly to and will indemnify any injured party entitled thereto for all Expenses of the Lease Trust (to the extent that assets of the Lease Trust remaining after the Lease Trust Certificateholders have been paid in full would be insufficient to pay such Expenses) to the extent that the Depositor would be liable if the Lease Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Depositor were a general partner (other than any losses incurred by a Lease Trust Certificateholder in its capacity as an investor in the Lease Trust Certificates or a Noteholder in its capacity of an investor in the Notes, including but not limited to losses resulting from defaults on the Program Operating Lease or from residual losses with respect to Series 1995-1 Assets (except to the extent provided in Section 5 of Annex A), changes in the market value of the Lease Trust Certificates or the Notes, or other similar events). In addition, any third party creditors of the Lease Trust (other than in connection with the obligations described in the preceding sentence for which the holders of the RCL Lease Trust Certificates shall not be liable) shall be deemed third party beneficiaries of this Section 2.7(a). The holders of the RCL Lease Trust Certificates shall make no claim upon the Lease Trust Estate for the reimbursement of amounts paid pursuant to this Section.

                 (b) No Lease Trust Certificateholder, other than to the extent set forth in Section 2.7(a), shall have any personal liability for any liability or obligation of the Lease Trust.

                 Section 2.8 Title to Trust Property. Legal title to all the Lease Trust Estate shall be vested at all times in the Lease Trust, except where applicable law in any jurisdiction requires title to any part of the Lease Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Lease Trustee, a co-trustee and/or a separate trustee, as the case may be.

                 Section 2.9  [Reserved]

                 Section 2.10 Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Lease Trustee that:

                 (a) The Depositor is duly organized and validly existing as a trust in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its activities as such properties are currently owned and such activities is presently conducted.

                 (b) The Depositor is duly qualified, is in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the failure to so qualify or to obtain such license or approval would (i) render unenforceable any rights the Lease Trust may have under any of the Basic Documents which would otherwise be enforceable by the Depositor, the Administrative Agent or the Lease Trustee, or (ii) otherwise have a material adverse effect on the Lease Trust.

                 (c) The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to transfer the Series 1995-1 Certificates to and deposit them with the Lease Trust and the Depositor shall have duly authorized such transfer and deposit to the Lease Trust by all neces-sary action; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary action.

                 (d) This Agreement constitutes a legal, valid and binding obligation of the Depositor enforceable in accordance with its terms.

                 (e) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the RCL Trust Agreement, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

                 (f) To the Depositor's best knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (i) asserting the invalidity of this Agreement, the Indenture or any of the other Basic Documents, the Notes or the Lease Trust Certificates, (ii) seeking to prevent the issuance of the Notes or the Lease Trust Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling than might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Lease Trust Certificates or (iv) which might adversely affect the federal income tax or state income or franchise tax attributes of the Notes or the Lease Trust Certificates.

                 Section 2.11 Tax Reporting. Consistent with the treatment of the Lease Trust as a security device for income and franchise tax purposes, unless otherwise required by appropriate tax authorities, the Lease Trust will not file or cause to be filed annual or other income or franchise tax returns and will not obtain any taxpayer identification numbers.



                                  ARTICLE III

               LEASE TRUST CERTIFICATES AND TRANSFER OF INTERESTS

                 Section 3.1 Initial Ownership. Upon the formation of the Lease Trust by the contribution by the Depositor pursuant to Section 2.5 and until the issuance of the Lease Trust Certificates, the Depositor shall be the sole beneficiary of the Lease Trust.

                 Section 3.2 The Lease Trust Certificates. (a) The Lease Trust Certificates shall be issued in one or more registered, definitive, physical certificates, in the form set forth in Exhibit A, in minimum denominations of at least $100,000 and multiples of $1,000 in excess thereof; provided, however, that two Lease Trust Certificates may be issued to the Depositor and Ford Credit Leasing pursuant to Section 3.10 in such denominations as to represent at least 1% of the Aggregate Certificate Balance. The Lease Trust Certificates may be in printed or in typewritten form, and may be executed on behalf of the Lease Trust by manual or facsimile signature of an Authenticating Agent. Lease Trust Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Lease Trust, shall be validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Lease Trust Certificates or did not hold such offices at the date of authentication and delivery of such Lease Trust Certificates. A transferee of a Lease Trust Certificate shall become a Lease Trust Certificateholder, and shall be entitled to the rights and subject to the obligations of a Lease Trust Certificateholder hereunder, upon due registration of such Lease Trust Certificate in such transferee's name pursuant to Section 3.4.

                 (b) Interest shall accrue on the Lease Trust Certificates at the Certificate Interest Rate during each Interest Accrual Period based on the Aggregate Certificate Balance of the Lease Trust Certificates. Interest on the Lease Trust Certificates shall be due and payable on each Payment Date. Interest will be calculated on the based on a

360-day year of twelve 30-day months. To the extent that interest on the Lease Trust Certificates is accrued but not paid in full on any Payment Date, such overdue interest will be due on the next Payment Date together with interest on such amount (to the extent lawful) at the Default Rate. Payments of interest, principal and, with respect to the RCL Lease Trust Certificates, the Deferred Amount, will be payable to Lease Trust Certificateholders in accordance with
Section 5.3.

                 Section 3.3 Authentication of Lease Trust Certificates. Concurrently with the transfer of the Series 1995-1 Certificates to the Lease Trust pursuant to the Transfer Agreement, the Lease Trustee shall cause Lease Trust Certificates in an aggregate principal amount equal to the initial Aggregate Certificate Balance to be executed on behalf of the Lease Trust, authenticated and delivered to or upon the written order of the Depositor, in authorized denominations. No Lease Trust Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Lease Trust Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Authenticating Agent, by manual signature; such authentication shall constitute conclusive evidence that such Lease Trust Certificate shall have been duly authenticated and delivered hereunder. All Lease Trust Certificates shall be dated the date of their authentication.

                 Section 3.4 Registration of Transfer and Exchange of Lease Trust Certificates. (a) The Lease Trust Certificate Registrar shall keep or cause to be kept at the office or agency maintained pursuant to Section 3.8, a Lease Trust Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Lease Trustee shall provide for the registration of Lease Trust Certificates and of transfers and exchanges of Lease Trust Certificates as herein provided. The Lease Trustee shall be the initial Lease Trust Certificate Registrar.

                 (b) As a condition to the registration of any transfer, sale, pledge or other disposition of a Lease Trust Certificate, the prospective transferee of such a Lease Trust Certificate shall represent to the Lease Trustee, the Lease Trust Certificate Registrar and the Initial Purchase that such transferee is not a Benefit Plan Investor. No transfer, sale, pledge or other disposition of such a Certificate shall be made to any Benefit Plan Investor, and the Lease Trust Certificate Registrar shall not register any such transfer, sale, pledge or other disposition to a Benefit Plan Investor. For purposes of this Section 3.4(b), the term "Benefit Plan Investor" means (i) any employee benefit plan as defined in Section 3(3) of ERISA, whether or not it is subject to Title I of ERISA, (ii) any plan described in Section 4975(e)(1) of the Code, (iii) any governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the provisions of ERISA or Section 4975 of the Code or (iv) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. Section 251.3-101), other than the general asset account of an insurance company.

                 (c) By acceptance of any Lease Trust Certificate, the Lease Trust Certificateholder thereof specifically agrees with the Depositor, the Lease Trust Certificate Registrar and the Lease Trustee that no transfer of such Lease Trust Certificate shall be made unless the registration requirements of the Securities Act and any applicable state securities laws are complied with, or such transfer is exempt from the registration requirements under the Securities Act because the transfer satisfies one of the following:

                          (i) such transfer is in compliance with Rule 144A
                 under the Securities Act, to a transferee who the transferor reasonably believes is a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer and to whom notice is given that such transfer is being made in reliance upon Rule 144A under the Securities Act and (x) the transferor executes and delivers to the Lease Trustee and the Lease Trustee Certificate Registrar a Rule 144A transferor certificate substantially in the form attached as Exhibit C and (y) the transferee executes and delivers to the Lease Trustee, the Lease Trustee Certificate Registrar and the Initial Purchaser an investment letter substantially in the form attached as Exhibit D;

                          (ii) after the appropriate holding period, such transfer is pursuant to an exemption from registration under the Securities Act provided by Rule 144 under the Securities Act and the transferee, if requested by the Lease Trustee and the Lease Trust Certificate Registrar, delivers an

                 Opinion of Counsel in form and substance satisfactory to the Lease Trustee; and

                          (iii) such transfer is to an institutional accredited
                 investor as defined in rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act in a transaction exempt from the registration requirements of the Securities Act, such transfer is in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and such investor executes and delivers to the Lease Trustee, the Lease Trustee Certificate Registrar and the Initial Purchaser an investment letter substantially in the form attached as Exhibit E.

         (d) The Lease Trustee shall make available to the prospective transferor and transferee information requested to satisfy the requirements of paragraph (d)(4) of Rule 144A (the "Rule 144A Information"). The Rule 144A Information shall include any or all of the following items requested by the prospective transferee:

                             (i)     this Agreement and any amendments hereto;

                             (ii) the offering memorandum relating to the Lease
                     Trust Certificates dated _______, 1995, and any amendments or supplements thereto;

                             (iii) each Lease Trust Distribution Statement delivered to Lease Trust Certificateholders on each Payment Date preceding such request;

                             (iv) such other information as is reasonably available to the Lease Trustee in order to comply with requests for information pursuant to Rule 144A under the Securities Act.

                 None of the Depositor, the Lease Trust Certificate Registrar or the Lease Trustee is under an obligation to register any Lease Trust Certificate under the Securities Act or any other securities law.

                 (e) Upon surrender for registration of transfer of any Lease Trust Certificate at the office or agency maintained pursuant to Section 3.8 and upon compliance with any provisions of this Agreement relating to such transfer, the Lease Trustee shall, or shall cause the Authenticating Agent to, execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Lease Trust Certificates in authorized denominations of a like class and aggregate face amount dated the date of such authentication.

                 At the option of a Lease Trust Certificateholder, Lease Trust Certificates (other than the RCL Lease Trust Certificates) may be exchanged for other Lease Trust Certificates in authorized denominations of a like aggregate amount upon surrender of the Lease Trust Certificates to be exchanged at the office or agency maintained pursuant to Section 3.8.

                 Whenever any Lease Trust Certificates are so surrendered for exchange, the Authenticating Agent shall execute and authenticate and the Certificate Registrar shall deliver the Lease Trust Certificates which the Lease Trust Certificateholder making the exchange is entitled to receive.

                 The Lease Trust Certificate Registrar shall require that every Lease Trust Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or accompanied by a written instrument of transfer and accompanied by IRS Form W-8 or W-9, in form satisfactory to the Lease Trust Certificate Registrar duly executed by, the holder thereof or such Person's attorney duly authorized in writing.

                 No service charge shall be made to a Lease Trust Certificateholder for any registration of transfer or exchange of Lease Trust Certificates, but the Lease Trustee or the Lease Trust Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Lease Trust Certificates.

                 The Lease Trust Certificate Registrar shall cancel and retain or destroy, in accordance with the Lease Trust Certificate Registrar's retention policy then in effect, all Lease Trust Certificates surrendered for registration of transfer or exchange and shall upon written request certify to the Depositor as to such retention or destruction.

                 Section 3.5 Mutilated, Destroyed, Lost or Stolen Lease Trust Certificates. If (a) any mutilated Lease Trust

Certificate is surrendered to the Lease Trust Certificate Registrar, or if the Lease Trust Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Lease Trust Certificate and (b) there is delivered to the Lease Trust Certificate Registrar and the Lease Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Lease Trust Certificate has been transferred to or is in the possession of a third party purchaser, the Lease Trustee on behalf of the Lease Trust shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Lease Trust Certificate, a new Lease Trust Certificate of like class, tenor and denomination. In connection with the issuance of any new Lease Trust Certificate under this Section 3.5, the Lease Trustee or the Lease Trust Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Lease Trust Certificate issued pursuant to this Section 3.5 shall constitute conclusive evidence of an ownership interest in the Lease Trust, as if originally issued, whether or not the lost, stolen or destroyed Lease Trust Certificate shall be found at any time.

                 Section 3.6 Persons Deemed Lease Trust Certificateholders. Prior to due presentation of a Lease Trust Certificate for registration of transfer, the Lease Trustee or the Lease Trust Certificate Registrar may treat the Person in whose name any Lease Trust Certificate shall be registered in the Lease Trust Certificate Register as the owner of such Lease Trust Certificate for the purpose of receiving distributions pursuant to Section 5.2 and for all other purposes whatsoever, and neither the Lease Trustee nor the Lease Trust Certificate Registrar shall be bound by any notice to the contrary.

                 Section 3.7 Access to List of Lease Trust Certificateholders' Names and Addresses. The Lease Trustee shall furnish or cause to be furnished to the Administrative Agent and the Depositor, within 15 days after receipt by the Lease Trustee of a request therefor from the Administrative Agent or the Depositor in writing, a list, in such form as the Administrative Agent or the Depositor may reasonably require, of the names and addresses of the Lease Trust Certificateholders as of the most recent Lease Certificate Record Date. If (i) three or more Lease Trust Certificateholders or (ii) one or more Lease Trust Certificateholders evidencing not less than 25% of the Aggregate Certificate

Balance apply in writing to the Lease Trustee, and such application states that the applicants desire to communicate with other Lease Trust Certificateholders with respect to their rights under this Agreement or under the Lease Trust Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Lease Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Lease Trust Certificateholders. Each Lease Trust Certificateholder, by receiving and holding a Lease Trust Certificate, shall be deemed to have agreed not to hold either the Depositor or the Lease Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

                 [Section 3.8 Maintenance of Office or Agency. The Lease Trustee shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Lease Trust Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Lease Trustee in respect of the Lease Trust Certificates and the Basic Documents to which the Lease Trustee is a party may be served. The Lease Trustee initially designates ______________________ as its principal corporate trust office for such purposes. The Lease Trustee shall give prompt written notice to the Depositor and to the Lease Trust Certificateholders of any change in the location of the Lease Trust Certificate Register or any such office or agency.]

                 Section 3.9 Appointment of Lease Trust Paying Agent. The Lease Trust Paying Agent shall make distributions to Lease Trust Certificateholders from the Certificate Distribution Accounts pursuant to
Section 5.2 and shall report the amounts of such distributions to the Lease Trustee. Any Lease Trust Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Accounts for the purpose of making the distributions referred to above. The Lease Trustee may revoke such power and remove the Lease Trust Paying Agent if the Lease Trustee determines in its sole discretion that the Lease Trust Paying Agent has failed to perform its obligations under this Agreement in any material respect. The Lease Trust Paying Agent shall initially be PNC Bank, Delaware, and any co-paying agent chosen by the Depositor, and acceptable to the Lease Trustee. PNC Bank, Delaware may resign as Lease Trust Paying Agent upon 30 days' written notice to the Lease Trustee. In the event that PNC Bank, Delaware shall no longer be the Lease Trust Paying Agent, the Lease Trustee shall appoint a successor to act as Lease Trust Paying Agent (which shall be a bank or trust company). The Lease Trustee shall cause such successor Lease Trust Paying Agent or any additional Lease Trust Paying Agent appointed by the Lease Trustee to execute and deliver to the Lease Trustee an instrument in which such successor Lease Trust Paying Agent or additional Lease Trust Paying Agent shall agree with the Lease Trustee that as Lease Trust Paying Agent, such successor Lease Trust Paying Agent or additional Lease Trust Paying Agent will hold all sums, if any, held by it for payment to the Lease Trust Certificateholders in trust for the benefit of the Lease Trust Certificateholders entitled thereto until such sums are paid to such Lease Trust Certificateholders. The Lease Trust Paying Agent shall return all unclaimed funds to the Lease Trustee and upon removal of a Lease Trust Paying Agent such Lease Trust Paying Agent shall also return all funds in its possession to the Lease Trustee. The provisions of Sections 7.1, 7.3, 7.4 and 8.2 shall apply to the Lease Trustee also in its role as Lease Trust Paying Agent, for so long as the Lease Trustee shall act as Lease Trust Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder.

                 Section 3.10 RCL Lease Trust Certificates. On and after the Closing Date, the Depositor shall acquire and retain beneficial and record ownership of the RCL Lease Trust Certificates; provided, that the Depositor shall transfer a Lease Trust Certificate evidencing 1% of such RCL Lease Trust Certificates to Ford Credit Leasing. Any other attempted transfer of the RCL Lease Trust Certificates by the Depositor or Ford Credit Leasing shall be null and void. Notwithstanding the foregoing, upon a dissolution or termination of the Depositor, the RCL Lease Trust Certificates held by it shall be distributed to the beneficiaries of the Depositor. The Lease Trustee shall cause the RCL Lease Trust Certificates to bear a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT IN THE EVENT OF THE DISSOLUTION OF RCL TRUST 1995-1 AND ANY TRANSFER IN VIOLATION OF THIS SECTION SHALL BE NULL AND VOID."


                                   ARTICLE IV

                            ACTIONS BY LEASE TRUSTEE

                 Section 4.1 Prior Notice to Lease Trust Certificateholders with Respect to Certain Matters. With respect to the following matters, the Lease Trustee shall not take action unless (i) the Lease Trustee has notified the Lease Trust Certificateholders and the Rating Agencies in writing of the proposed action at least 30 days before the taking of such action, and (ii) Lease Trust Certificateholders representing at least 25% of the Aggregate Certificate Balance have not notified the Lease Trustee in writing prior to the 30th day after such notice is given that such Lease Trust Certificateholders have withheld consent or provided alternative direction:

                 (a) the initiation of any claim or lawsuit by the Lease Trust and the compromise of any action, claim or lawsuit brought by or against the Lease Trust (other than an action brought by the Administrative Agent on behalf of FCTT and Persons having interests in the Series 1995-1 Certificates to collect amounts owed under a Series 1995-1 Lease);

                 (b) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

                 (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Lease Trust Certificateholders; or

                 (d) the amendment of any other Basic Document if such amendment materially adversely affects the interests of the Lease Trust Certificateholders.

                 Section 4.2 Action by Lease Trust Certificateholders with Respect to Certain Matters. The Lease Trustee shall not have the power, except upon the occurrence of an Event of Default as set forth in Section 7.1 of the Administrative Agency Agreement and, after the lien of the Indenture is discharged, upon the written direction of Lease Trust Certificateholders holding Lease Trust Certificates evidencing an interest of at least 66 2/3% of the Aggregate Certificate Balance (and subject to the terms of the Program Operating Lease, including Section 6.2 thereof), to (a) remove the Administrative Agent with respect to the Series 1995-1 Assets pursuant to
Section 7.1 of the Administrative Agency Agreement, (b) appoint a successor Administrative Agent pursuant to Section 7.3 of the Administrative Agency Agreement, or (c) except as expressly provided in the Basic Documents (including Section 9.2), sell the Series 1995-1 Certificates.

                 Section 4.3 Action by Lease Trust Certificateholders with Respect to Bankruptcy. The Lease Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Lease Trust without the unanimous prior approval of all Lease Trust Certificateholders and Noteholders and the delivery to the Lease Trustee by each such Lease Trust Certificateholder and Noteholder of a certificate certifying that such Lease Trust Certificateholder or Noteholder reasonably believes that the Lease Trust is insolvent.

                 Section 4.4 Restrictions on Lease Trust Certificateholders' Power. The Lease Trust Certificateholders shall not direct the Lease Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Lease Trust or the Lease Trustee under this Agreement or any of the other Basic Documents nor shall the Lease Trustee be obligated to follow any such direction, if given.

                 Section 4.5 Majority Control. Except as expressly provided herein, any action that may be taken by the Lease Trust Certificateholders under this Agreement may be taken by the Lease Trust Certificateholders holding not less than a majority of the Aggregate Certificate Balance. Except as expressly provided herein, any written notice of the Lease Trust Certificateholders delivered pursuant to this Agreement shall be effective if signed by Lease Trust Certificateholders holding not less than a majority of the Aggregate Certificate Balance at the time of the delivery of such notice.


                                   ARTICLE V

                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

                 Section 5.1 Establishment of Certificate Distribution Account. The Lease Trustee, for the benefit of the Lease Trust Certificateholders, shall establish and maintain an Eligible Account in the name of the Lease Trust which shall be designated as the "Certificate Distribution Account". The Certificate Distribution Account shall be held in trust for the benefit of the Lease Trust Certificateholders and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Lease Trust Certificateholders.

                 The Lease Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof. Except as otherwise provided herein, the Certificate Distribution Account shall be under the sole dominion and control of the Lease Trustee for the benefit of the Lease Trust Certificateholders. If at any time the Certificate Distribution Account ceases to be an Eligible Account, the Lease Trustee (or the Depositor on behalf of the Lease Trustee, if the Certificate Distribution Account is not then held by the Lease Trustee or an Affiliate thereof) shall within 10 Business Days following notification of such occurrence (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Certificate Distribution Account as an Eligible Account and shall transfer any cash and/or investments to such new Certificate Distribution Account.

                 Section 5.2 Application of Funds. (a) Until the Indenture has been satisfied and discharged pursuant to Section 4.1 thereof, on each Payment Date, the Lease Trustee (if other than the Lease Trust Paying Agent) shall transfer, to the extent of the funds available, the amount of interest deposited by the Indenture Trustee into the Certificate Distribution Account pursuant to Section 8.4(b)(ii) of the Indenture on such Payment Date funds to the Lease Trust Paying Agent, which shall distribute such funds to Lease Trust Certificateholders, on a pro rata basis.

                 (b) Until the Indenture has been satisfied and discharged pursuant to Section 4.1 thereof, on each Payment Date, the Lease Trustee (if other than the Lease Trust Paying Agent) shall transfer, to the extent of funds available, the amounts of principal (if any) deposited by the Indenture Trustee into the Certificate Distribution Account pursuant to Section 8.4(b) of the Indenture on such Payment Date to the Lease Trust Paying Agent, which shall distribute such amounts to Lease Trust Certificateholders, (i) pro rata until such time as the Aggregate Certificate Balance of the Lease Trust Certificates has been reduced to zero and (ii) thereafter to the holders of the RCL Lease Trust Certificates. The Indenture Trustee shall have no duties or obligations to the Lease Trust Certificateholders except as set forth in this Section 5.2(b).

                 (c) On and after the date on which the Indenture has been satisfied and discharged pursuant to Section 4.1 thereof, all amounts deposited or to be deposited into the Series 1995-1 Payments Account shall be deposited in the

Certificate Distribution Account for distribution in the following priority:

                 (i) to the Administrative Agent, the Series 1995-1 Administrative Fee, for the related Accrual Period;

                 (ii) to the Lease Trust Certificateholders, to the extent of funds available, the interest due and payable on the Aggregate Certificate Balance of the Lease Trust Certificates, as determined pursuant to Section 3.2(b), pro rata;

                 (iii) to the Lease Trust Certificateholders, to the extent of the funds available (x) pro rata until such time as the Aggregate Certificate Balance of the Lease Trust Certificates has been reduced to zero and (y) thereafter to the holders of the RCL Lease Trust Certificates.

On the Payment Date on which the Aggregate Certificate Balance of the Lease Trust Certificates has been reduced to zero, the Lease Trustee shall release to the RCL Trust 1995-1 all of the Lease Trust's right, title and interest in, to and under any remaining Reserve Account Property. In addition, after the Aggregate Certificate Balance of the Lease Trust Certificates has been reduced to zero, all remaining assets of the Lease Trust shall be distributed to the holders of the RCL Lease Trust Certificates in payment of the remaining balance of the Deferred Amount. Following such distribution, the Lease Trust shall be terminated.

                 (d) On each Payment Date, the Lease Trustee shall send to each Lease Trust Certificateholder a report (a "Lease Trust Distribution Statement") based on information supplied by the Administrative Agent setting forth the following information:

                 (i) the Aggregate Certificate Balance and the Certificate Balance for each $100,000 Lease Trust Certificate on the immediately preceding Payment Date, or if the current Payment Date is the first Payment Date, on the Closing Date;

                 (ii) the aggregate amount of interest accrued and paid on the Aggregate Certificate Bal-ance and the interest accrued per $100,000 Lease Trust Certificate during the preceding Accrual Period;

                 (iii) the aggregate amount of principal paid with respect to the Aggregate Certificate Balance and the principal paid with respect to each $100,000 Lease Trust Certificate on such Payment Date; and

                 (iv) the Aggregate Certificate Balance and the Certificate Balance of each $100,000 Lease Trust Certificate after giving effect to any payment of principal on such Payment Date.

                 (e) In the event that any withholding tax is imposed on the Lease Trust's payment (or, if the Lease Trust is treated as a partnership for federal income tax purposes, allocations of income) to a Lease Trust Certificateholder, such tax shall reduce the amount otherwise distributable to such Lease Trust Certificateholder in accordance with this Section 5.2. The Lease Trustee is hereby authorized and directed to retain from amounts otherwise distributable to such Lease Trust Certificateholder sufficient funds for the payment of any withholding tax that is legally owed by the Lease Trust (but such authorization shall not prevent the Lease Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Lease Trust Certificateholder shall be treated as cash distributed to such Lease Trust Certificateholder at the time it is withheld by the Lease Trust for remittance to the appropriate taxing authority. If the Lease Trustee determines that there is a possibility that withholding tax is payable with respect to a distribution, the Lease Trustee may in its sole discretion withhold such amounts in accordance with this
Section 4.2(d). In the event that a Lease Trust Certificateholder wishes to apply for a refund of any such withholding tax, the Lease Trustee shall reasonably cooperate with such Lease Trust Certificateholder in making such claim so long as such Lease Trust Certificateholder agrees to reimburse the Lease Trustee for any out-of-pocket expenses incurred.

                 Section 5.3 Method of Payment. Subject to Section 9.1(c), distributions required to be made to Lease Trust Certificateholders on any Payment Date shall be made to each Lease Trust Certificateholder of record on the preceding Lease Certificate Record Date either by wire transfer, in immediately available funds, to the account of such Lease Trust Certificateholder at a bank or other entity having appropriate facilities therefor, if such Lease Trust Certificateholder shall have provided to the Lease Trust Certificate Registrar appropriate written instructions at least five Business Days prior to such Payment Date and such Lease Trust Certificateholder's Lease Trust Certificates in the aggregate evidence a denomination of not less than $100,000 (or if such Lease Trust Certificateholder is the Depositor or an Affiliate thereof), or, if not, by check mailed to such Lease Trust Certificateholder at the address of such Lease Trust Certificateholder appearing in the Lease Trust Certificate Register.

                 Section 5.4 No Segregation of Monies; No Interest. Subject to Sections 5.1 and 5.2, monies received by the Lease Trustee hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law, and the Lease Trustee shall not be liable for any interest thereon.

                 Section 5.5 Accounting and Reports to the Noteholders, Lease Trust Certificateholders, the Internal Revenue Service and Others. (a) The Lease Trustee shall, based on information provided by the Depositor, (i) maintain (or cause to be maintained) the books of the Lease Trust on a calendar year basis on the accrual method of accounting (except as required by Annex A),
(ii) deliver to each Lease Trust Certificateholder such information as may be required by the Code and applicable Treasury Regulations with respect to instruments such as the Lease Trust Certificates, that are consistent with the position that the Lease Trust Certificates (other than the RCL Lease Trust Certificates) will be treated as debt for federal income tax and state income and franchise tax purposes, and (iii) in addition to the Lease Trustee's rights under Section 5.2, take such action as instructed by the holders of the RCL Lease Trust Certificates to collect or cause to be collected and paid over to applicable authorities any withholding tax as described in and in accordance with Section 5.2 or Annex A with respect to income or distributions to Lease Trust Certificateholders. The Lease Trustee shall make all elections pursuant to Annex A as directed by the Depositor.

                 (b) The Depositor, as the holder of the RCL Trust Certificate, shall maintain such books and records, and shall prepare and file such reports and returns, as are required pursuant to Sections 2.11, 5.5 and 11.2.


                                   ARTICLE VI

                     AUTHORITY AND DUTIES OF LEASE TRUSTEE

                 Section 6.1  General Authority.  To the extent permitted by
Section 2.3, the Lease Trustee is authorized and directed to execute and deliver the Basic Documents to which the Lease Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Lease Trust is to be a party, in each case, in such form as the Depositor shall approve as evidenced conclusively by the Lease Trustee's execution thereof and the Depositor's execution of this Agreement, and to direct the Indenture Trustee to authenticate and deliver Notes in the aggregate principal amount not to exceed $_________. In addition to the foregoing, the Lease Trustee is authorized to take all actions required of the Lease Trust pursuant to the Basic Documents. The Lease Trustee is further authorized from time to time to take such action on behalf of the Lease Trust as is permitted by the Basic Documents and which the Administrative Agent recommends with respect to the Basic Documents, except to the extent that this Agreement expressly requires the consent of Lease Trust Certificateholders for such action.

                 Section 6.2 General Duties. It shall be the duty of the Lease Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the other Basic Documents to which it is to be a party and to administer the Lease Trust in the interest of the Lease Trust Certificateholders, subject to the lien of the Indenture and in accordance with provisions of this Agreement and the other Basic Documents.

                 Section 6.3 Action upon Instruction. (a) Subject to Article IV, the Depositor may by written instruction, direct the Lease Trustee in the administration of the Lease Trust, subject to, and in accordance with the terms of this Agreement; provided, that no such instruction shall, as evidenced by an Opinion of Counsel, materially adversely effect on Noteholders or Lease Trust Certificateholders.

                 (b) The Lease Trustee shall not be required to take any action hereunder or under any Basic Document if the Lease Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Lease Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

                 (c) Whenever the Lease Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Basic Document, the Lease Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Lease Trust Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Lease Trustee acts in good faith in accordance with any written instruction of the Lease Trust Certificateholders holding not less than a majority of the Aggregate Certificate Balance, the Lease Trustee shall not be liable on account of such action to any Person. If the Lease Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Lease Trust Certificateholders, and shall have no liability to any Person for such action or inaction.

                 (d) In the event that the Lease Trustee is unsure as to the application of any provision of this Agreement or any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement or any other Basic Document permits any determination by the Lease Trustee or is silent or is incomplete as to the course of action that the Lease Trustee is required to take with respect to a particular set of facts, the Lease Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Lease Trust Certificateholders requesting instruction and, to the extent that the Lease Trustee acts or refrains from acting in good faith in accordance with any such instruction received from Lease Trust Certificateholders holding not less than a majority of the Aggregate Certificate Balance and in accordance with Sections 6.4 and 6.5, the Lease Trustee shall not be liable, on account of such action or inaction, to any Person. If the Lease Trustee shall not have received appro-priate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Lease Trust Certificateholders, and shall have no liability to any Person for such action or inaction.

                 Section 6.4 No Duties Except as Specified in this Agreement or in Instructions. The Lease Trustee shall not have any right, duty, or obligation to manage, make any payment with respect to, register, record, sell, dispose of or otherwise deal with the Lease Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Lease Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Lease Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Lease Trustee. The Lease Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any ownership or security interest in the Lease Trust Estate or to prepare or file any Securities and Exchange Commission filing, if any, for the Lease Trust or to record this Agreement or any other Basic Document. The Lease Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens (other than the lien of the Indenture) on any part of the Lease Trust Estate that result from actions by, or claims against, the Lease Trustee that are not related to the ownership or the administration of the Lease Trust Estate.

                 Section 6.5 No Action Unless Specifically Authorized. The Lease Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Lease Trust Estate except (a) in accordance with the powers granted to and the authority conferred upon the Lease Trustee pursuant to this Agreement, (b) in accordance with the other Basic Documents to which the Lease Trust or the Lease Trustee is a party and (c) in accordance with any document or instruction delivered to the Lease Trustee pursuant to Section 6.3.

                 Section 6.6 Restrictions. The Lease Trustee shall not take any action (a) that is contrary to or inconsistent with the purposes of the Lease Trust set forth in Section 2.3 or (b) that, to the actual knowledge of the Lease Trustee, would (i) affect the treatment of the Notes as debt for federal income tax purposes, (ii) be deemed to cause a taxable exchange of the Notes for federal income tax purposes or (iii) cause the Lease Trust, the Depositor or FCTT to be taxable as an association or publicly traded partnership taxable as a corporation for federal or Delaware income tax purposes. The Lease Trust Certificateholders shall not direct the Lease Trustee to take action that would violate the provisions of this Section 6.6.


                                  ARTICLE VII

                          CONCERNING THE LEASE TRUSTEE

                 Section 7.1 Acceptance of Trusts and Duties. The Lease Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Lease Trustee also agrees to disburse all moneys actually received by it constituting part of the Lease Trust Estate upon the terms of this Agreement and the other Basic Documents to which the Lease Trust or the Lease Trustee is a party. The Lease Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful misconduct, bad faith or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Lease Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

                 (a) the Lease Trustee shall not be liable for any error of judgment made by a responsible officer of the Lease Trustee;

                 (b) the Lease Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of any Lease Trust Certificateholder, the Indenture Trustee, the Depositor or the Administrative Agent;

                 (c) no provision of this Agreement or any other Basic Document shall require the Lease Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document if the Lease Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                 (d) under no circumstances shall the Lease Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes or the Lease Trust Certificates;

                 (e) the Lease Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Lease
         Trust Estate or for or in respect of the validity or sufficiency of the other Basic Documents, other than the certificate of authentication on the Lease Trust Certificates, and the Lease Trustee shall in no event be deemed to have assumed or incurred any liability, duty or obligation to any Noteholder or to any Lease Trust Certificateholder or any third party dealing with the Lease Trust or the Lease Trust Estate, other than as expressly provided for herein and in the other Basic Documents;

                 (f) the Lease Trustee shall not be liable for the misfeasance, malfeasance or nonfeasance of the Administrative Agent, the Depositor or the Indenture Trustee, under any of the Basic Documents or otherwise, and the Lease Trustee shall have no obligation or liability to perform the obligations of the Lease Trust under this Agreement or the Basic Documents that are required to be performed by the Administrative Agent under the Administrative Agency Agreement or the Series 1995-1 Supplement, the Depositor under the Transfer Agreement or the Program Operating Lease, or the Indenture Trustee under the Indenture; and

                 (g) the Lease Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of any of the Lease Trust Certificateholders, unless such Lease

         Trust Certificateholders have offered to the Lease Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Lease Trustee therein or thereby. The right of the Lease Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Lease Trustee shall not be answerable for other than its bad faith, negligence or willful misconduct in the performance of any such act.

                 Section 7.2 Furnishing of Documents. The Lease Trustee shall furnish to any Lease Trust Certificateholder promptly upon receipt of a written request by such Lease Trust Certificateholder (at the expense of the requesting Lease Trust Certificateholder) therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Lease Trustee under the Basic Documents.

                 Section 7.3 Representations and Warranties. The Lease Trustee hereby represents and warrants to the Depositor, for the benefit of the Lease Trust Certificateholders, that:

                 (a) It is a [banking corporation] duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

                 (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

                 (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any Federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Lease Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

                 (d) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding agreement of it, enforceable against the Lease Trustee in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                 Section 7.4 Reliance; Advice of Counsel. (a) The Lease Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Lease Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Lease Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Lease Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                 (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Lease Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Lease Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Lease Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Lease Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the [written] opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any other Basic Document.

                 Section 7.5 Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trusts hereby created PNC Bank, Delaware acts solely as Lease Trustee hereunder and not in its individual capacity and all Persons having any claim against the Lease Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Lease Trust Estate for payment or satisfaction thereof.

                 Section 7.6 Lease Trustee Not Liable for Lease Trust Certificates. The recitals contained herein and in the Lease Trust Certificates (other than the signature and counter signature of the Lease Trustee on the Lease Trust Certificates and its representations and warranties in Section 7.3) shall be taken as the statements of the Depositor and the Lease Trustee assumes no responsibility for the correctness thereof. The Lease Trustee makes no representations as to the validity or sufficiency of this Agreement, of any other Basic Document or of the Lease Trust Certificates (other than the signature and countersignature of the Lease Trustee on the Lease Trust Certificates) or the Notes. The Lease Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any Basic Document to which the Lease Trustee is to be a party (except for enforceability against the Lease Trustee), or the perfection and priority of any security interest created by or under any Basic Document, or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Lease Trust Estate or its ability to generate the payments to be distributed to Lease Trust Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation: the validity of the transfer of the Series 1995-1 Certificates to the Lease Trust pursuant to the Transfer Agreement; the lease of the Series 1995-1 Certificates to RCL Trust 1995-1 pursuant to the Program Operating Lease; the compliance by the Depositor or the Administrative Agent with any warranty or representation made under any Basic Document or the accuracy of any such warranty or representation or any action of the Administrative Agent or the Indenture Trustee taken in the name of the Lease Trustee.

                 Section 7.7 Lease Trustee May Own Lease Trust Certificates and Notes. The Lease Trustee in its individual or any other capacity may become the owner or pledgee of Lease Trust Certificates or Notes and may deal with the Depositor, the Administrative Agent and the Indenture Trustee, and their respective Affiliates, in banking transactions with the same rights as it would have if it were not Lease Trustee.


                                  ARTICLE VIII

                         COMPENSATION OF LEASE TRUSTEE

                 Section 8.1 Lease Trustee's Fees and Expenses. The Lease Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Lease Trustee. The Administrative Agent (in exchange for receipt of the Series 1995-1 Administrative Fee) has agreed pursuant to the Series 1995-1 Supplement to pay such fees of the Lease Trustee as are agreed upon by the Depositor and the Lease Trustee, and shall reimburse the Lease Trustee for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Lease Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder. The Depositor shall make no claim upon the Lease Trust Estate for the payment or reimbursement of such fees and expenses.

                 Section 8.2 Indemnification. The holders of the RCL Lease Trust Certificates shall be liable as primary obligor for, and shall indemnify the Lease Trustee and its successors, assigns, agents, servants officers and employees (collectively, the "Indemnified Parties") from and against any Expenses which may at any time be imposed on, incurred by, or asserted against the Lease Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the other Basic Documents, the Lease Trust Estate, the administration of the Lease Trust Estate or the action or inaction of the Lease Trustee hereunder, except only that the holders of the RCL Lease Trust Certificates shall not be liable for or required to indemnify the Lease Trustee from and against Expenses arising or resulting from any of the matters described in the second clause of the third sentence of Section 7.1. The indemnities contained in this Section 8.2 shall survive the resignation or termination of the Lease Trustee or the termination of this Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section 8.2, the Lease Trustee's choice of legal counsel shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld. The holders of the RCL Trust Certif-icates shall make no claim upon the Lease Trust Estate for the payment of such Expenses.



                                   ARTICLE IX

                         TERMINATION OF TRUST AGREEMENT

                 Section 9.1  Termination of Trust Agreement.       (a)  This
Agreement (other than Article VIII) and the Lease Trust shall terminate and be of no further force or effect, (i) upon the final distribution by the Lease Trustee of all moneys or other property or proceeds of the Lease Trust Estate in accordance with the terms of the Indenture and the payment of the Aggregate Certificate Balance pursuant to Article V or (ii) at the times provided in
Section 9.2 or 9.3. The bankruptcy, liquidation, dissolution, termination death or incapacity of any Lease Trust Certificateholder, other than the Depositor or Ford Credit Leasing as described in Section 9.2 or 9.3, shall not
(x) operate to terminate this Agreement or the Lease Trust, nor (y) entitle such Lease Trust Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Lease Trust or Lease Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

                 (b) Except as provided in Section 9.1(a), neither the Depositor nor any Lease Trust Certificateholder shall be entitled to revoke or terminate the Lease Trust.

                 (c) Notice of any termination of the Lease Trust Agreement pursuant to Section 9.1(a) shall be given by the Lease Trustee by letter to Lease Trust Certificateholders mailed within five Business Days of receipt of notice of such termination from the Administrative Agent, stating (i) the Payment Date upon or with respect to which final payment of the Lease Trust Certificates shall be made upon presentation and surrender of the Lease Trust Certificates at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Lease Certificate Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Lease Trust Certificates at the office of the Paying Agent therein specified. The Lease Trustee shall give such notice to the Lease Trust Certificate Registrar (if other than the Lease Trustee) and the

Paying Agent at the time such notice is given to Lease Trust
Certificateholders. Upon presentation and surrender of the Lease Trust Certificates, the Paying Agent shall cause to be distributed to Lease Trust Certificateholders amounts distributable on such Payment Date pursuant to
Section 5.3.

                 In the event that all of the Lease Trust Certificateholders shall not surrender their Lease Trust Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Lease Trustee shall give a second written notice to the remaining Lease Trust Certificateholders to surrender their Lease Trust Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Lease Trust Certificates shall not have been surrendered for cancellation, the Lease Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Lease Trust Certificateholders concerning surrender of their Lease Trust Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Lease Trust after exhaustion of such remedies shall be distributed by the Lease Trustee to the Depositor.

                 Section 9.2 Dissolution upon Bankruptcy of the Depositor. In the event that a Bankruptcy shall occur with respect to the Depositor or Ford Credit Leasing, or the Depositor shall be terminated in accordance with the terms of the Basic Documents, this Agreement shall be terminated in accordance with Section 9.1 upon the occurrence of such Bankruptcy or termination, and shall commence to wind down. Promptly after the occurrence of any Bankruptcy or termination with respect to the Depositor or Ford Credit Leasing, (i) the Depositor or Ford Credit Leasing, as the case may be, shall give the Indenture Trustee, the Lease Trustee and the Rating Agencies written notice of such Bankruptcy or termination, (ii) the Lease Trustee shall, upon the receipt of such written notice from the Depositor or Ford Credit Leasing, give prompt written notice to the Lease Trust Certificateholders of the occurrence of such Bankruptcy or termination and (iii) the Indenture Trustee shall, upon receipt of written notice of such Bankruptcy or termination from the Lease Trustee, the Depositor or Ford Credit Leasing, give prompt written notice to the Noteholders of the occurrence of such Bankruptcy or termination; provided, however, that any failure to give a notice required by this sentence shall not prevent or delay, in any manner, a termination of the Lease Trust pursuant to the first sentence of this Section 9.2. Upon the receipt of such notice or actual knowledge of a termination pursuant to this Section 9.2, the Lease Trustee shall direct the Indenture Trustee promptly to sell the assets of the Lease Trust (other than the Series 1995-1 Payments Account) in a commercially reasonable manner and on commercially reasonable terms. The Lease Trustee has no liability with respect to the procedures of the Indenture Trustee in connection with such sale or the sufficiency or adequacy of the proceeds therefrom.

                 Section 9.3.  Prepayment of the Lease Trust Certificates.

                 (a) The Lease Trust Certificates shall be prepaid in whole, but not in part, on any Payment Date on which the Administrative Agent exercises its option to purchase the Series 1995-1 Certificates pursuant to
Section 7.1 of the Series 1995-1 Supplement, for a purchase price equal to the Prepayment Price; provided, however, that the Lease Trust has available funds sufficient to pay the Prepayment Price. The Administrative Agent or the Lease Trustee shall furnish the Rating Agencies notice of such Prepayment. If the Lease Trust Certificates are to be prepaid pursuant to this Section 9.3, the Lease Trustee shall or shall cause the Administrative Agent to furnish notice of such election to the Lease Trust Certificateholders not later than [twenty-five] days prior to the Prepayment Date. In accordance with Section 5.2(e) of the Series 1995-1 Supplement, if any of the Notes are outstanding on the Prepayment Date, then on the Prepayment Date the Administrative Agent shall deposit the Prepayment Price in the Series 1995-1 Collections Account, and if none of the Notes are outstanding on the Prepayment Date, then on the Prepayment Date the Administrative Agent shall deposit the Prepayment Price in the Certificate Distribution Account, where upon all of the Lease Trust Certificates shall be due and payable on the Prepayment Date upon the furnishing of a notice complying with Section 9.3(b) to each Lease Trust Certificateholder.

                 (b) Notice of Prepayment under Section 9.3(a) shall be given by the Lease Trustee by facsimile or by first-class mail, postage prepaid, transmitted or mailed at least [fifteen]days prior to the applicable Prepayment Date to each Lease Trust Certificateholder, on the Lease Certificate Record Date preceding the applicable Prepayment Date, at such Lease Trust Certificateholder's address appearing in the Lease Trust Certificate Register.

                 All notices of prepayment shall state:

                          (i)        the Prepayment Date;

                          (ii)       The Prepayment Price; and

                          (iii)      the place where such Lease Trust
                                     Certificates are to be surrendered for
                                     payment of the Prepayment Price (which
                                     shall be the office or agency of the Lease
                                     Trustee to be maintained as provided in
                                     Section 3.8).

                 Notice of prepayment of the Lease Trust Certificates shall be given by the Lease Trustee in the name and at the expense of the Lease Trust. Failure to give notice of prepayment, or any defect therein, to any Lease Trust Certificateholder shall not impair or affect the validity of the prepayment of any other Lease Trust Certificate.

                 (c) The Lease Trust Certificate to be prepaid shall, following notice of redemption as required by Section 9.3(b) on the Prepayment Date become due and payable at the Prepayment Price and (unless the Lease Trust shall default in the payment of the Prepayment Price) no interest shall accrue on the Prepayment Price for any period beginning with and including the Prepayment Date.


                                   ARTICLE X

             SUCCESSOR LEASE TRUSTEES AND ADDITIONAL LEASE TRUSTEES

                 Section 10.1 Eligibility Requirements for Lease Trustee. The Lease Trustee shall at all times be authorized to exercise corporate trust powers and be a Person with a long term debt rating of investment grade by the Rating Agencies (or is otherwise acceptable to the Rating Agencies) and having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authorities. If such Person shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 10.1, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Lease Trustee shall cease to be eligible in accordance with the provisions of this Section 10.1, the Lease Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.

                 Section 10.2 Resignation or Removal of Lease Trustee. The Lease Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrative Agent, the Depositor and the Lease Trust Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Lease Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Lease Trustee and one copy to the successor Lease Trustee. If no successor Lease Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Lease Trustee may petition any court of competent jurisdiction for the appointment of a successor Lease Trustee.

                 If at any time the Lease Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Administrative Agent, the Depositor or Lease Trust Certificateholders holding not less than a majority of the Aggregate Certificate Balance, or if at any time the Lease Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Lease Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Lease Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrative Agent, the Depositor or such Lease Trust Certificateholders may remove the Lease Trustee. If the Administrative Agent, the Depositor or Lease Trust Certificateholders holding not less than a majority of the Aggregate Certificate Balance shall remove the Lease Trustee under the authority of the immediately preceding sentence, the Administrative Agent or the Depositor shall promptly appoint a successor Lease Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Lease Trustee so removed and one copy to the successor Lease Trustee.

                 Any resignation or removal of the Lease Trustee and appointment of a successor Lease Trustee pursuant to any of the provisions of this Section 10.2 shall not become effective until acceptance of appointment by the successor Lease Trustee pursuant to Section 10.3 and payment of all fees and expenses owed to the outgoing Lease Trustee. The Depositor shall provide notice of such resignation or removal of the Lease Trustee to each of the Rating Agencies, the Indenture Trustee and the Lease Trust Certificateholders.

                 Section 10.3 Successor Lease Trustee. Any successor Lease Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Administrative Agent and to its predecessor Lease Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Lease Trustee shall become effective and such successor Lease Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Lease Trustee. The predecessor Lease Trustee shall upon payment of its fees and expenses deliver to the successor Lease Trustee all documents and statements and monies held by it under this Agreement; and the Depositor and the predecessor Lease Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Lease Trustee all such rights, powers, duties and obligations.

                 No successor Lease Trustee shall accept appointment as provided in this Section 10.3 unless at the time of such acceptance such successor Lease Trustee shall be eligible pursuant to Section 10.1.

                 Upon acceptance of appointment by a successor Lease Trustee pursuant to this Section 10.3, the Depositor shall mail notice of the successor of such Lease Trustee to all Lease Trust Certificateholders, the Indenture Trustee, and the Rating Agencies. If the Depositor shall fail to mail such notice within 10 days after acceptance of appointment by the successor Lease Trustee, the successor Lease Trustee shall cause such notice to be mailed at the expense of the Depositor.

                 Section 10.4 Merger or Consolidation of Lease Trustee. Any Person into which the Lease Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Lease Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Lease Trustee, shall be the successor of the Lease Trustee hereunder, provided such Person shall be eligible pursuant to Section 10.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, further that the Lease Trustee shall mail notice of such merger, conversion, or consolidation to the Rating Agencies, the Indenture Trustee and the Lease Trust Certificateholders.

                 Section 10.5 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provision of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Lease Trust Estate may at the time be located, the Depositor and the Lease Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons to act as co-trustee, jointly with the Lease Trustee, or separate trustee or separate trustees, of all or any part of the Lease Trust Estate, and to vest in such Person, in such capacity, such title to the Lease Trust, or any part thereof, and, subject to the other provisions of this Section 10.5, such powers, duties, obligations, rights and trusts as the Depositor and the Lease Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Lease Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to
Section 10.3.

                 Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                 (a) all rights, powers, duties and obligations conferred or imposed upon the Lease Trustee shall be conferred upon and exercised or performed by the Lease Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Lease Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Lease Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Lease Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Lease Trustee;

                 (b) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                 (c) jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

                 Any notice, request or other writing given to the Lease Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Lease Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Lease Trustee. Each such instrument shall be filed with the Lease Trustee and a copy thereof given to the Administrative Agent and the Depositor.

                 Any separate trustee or co-trustee may at any time appoint the Lease Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Lease Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.


                                   ARTICLE XI

                                  TAX MATTERS

                 Section 11.1 Income Tax Characterization. It is the intention of the parties hereto that the Lease Trust not constitute a separate entity for federal income tax or state income or franchise taxes. If, however, the Lease Trust is characterized as a separate entity for federal income tax purposes, it is the intention of the parties that it qualify as a partnership for such purposes.

                 Section 11.2 Annex A. The provisions of Annex A are intended to apply to the extent the Lease Trust is classified as a partnership for federal income tax purposes. Annex A shall be considered to be a part of this Agreement for all purposes. The Administrative Agent, on behalf of the Lease Trust, will maintain books and records sufficient to effectuate the provisions of Annex A.


                                  ARTICLE XII

                                 MISCELLANEOUS

                 Section 12.1  Supplements and Amendments.

                 (a) Without Consent of the Noteholders or the Lease Trust Certificateholders. This Agreement may be amended by the Depositor and the Lease Trustee, with prior written notice by the Depositor to the Rating Agencies, without the consent of any of the Noteholders or the Lease-Trust Certificateholders, to cure any ambiguity or defect, to correct or supplement any provisions in this Agreement, to add any provisions to or change in any manner or eliminate any of the provisions in this Agreement or to modify in any manner the rights of the Noteholders or the Lease Trust Certificateholders; provided, however, that such action shall not, (i) as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Indenture Trustee, any Noteholder or Lease Trust Certificateholder, (ii) as confirmed by each Rating Agency rating the Notes and the Lease Trust Certificates, cause the then current rating of any Class of Notes or the Lease Trust Certificates to be withdrawn or reduced or (iii) cause the Lease Trust, the Depositor or FCTT to be taxable as an "association" or publicly traded partnership taxable as a corporation for federal income tax purposes.

                 (b) With Consent of the Noteholders and the Lease Trust Certificateholders. This Agreement may also be amended from time to time by the Depositor and the Lease Trustee, with prior written notice to the Rating Agencies, with the consent of the Noteholders holding not less than a majority of the Outstanding Amount of each Class of Notes and, to the extent affected thereby, the consent of Lease Trust Certificateholders holding not less than a majority of the Aggregate Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Lease Trust

Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of distributions that are required to be made for the benefit of the Noteholders or the Lease Trust Certificateholders, or (b) reduce the percentage of the Outstanding Amount of each Class of the Notes and the Aggregate Certificate Balance required to consent to any such amendment, without the consent of the holders of 100% of all outstanding Lease Trust Certificates (other than the RCL Lease Trust Certificates), and provided, further that an Opinion of Counsel shall be furnished to the Indenture Trustee and the Lease Trustee to the effect that such amendment shall not (i) affect the treatment of the Notes as debt for federal income tax purposes, (ii) be deemed to cause a taxable exchange of the Notes for federal income tax purposes or (iii) cause the Lease Trust or the Series 1995-1 Certificates to be taxable as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

                 Promptly after the execution of any such amendment or consent, the Lease Trustee shall furnish written notification of the substance of such amendment or consent to each Lease Trust Certificateholder, the Indenture Trustee and each of the Rating Agencies.

                 It shall not be necessary for the consent of Lease Trust Certificateholders, the Noteholders or the Indenture Trustee pursuant to this
Section 12.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Lease Trust Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Lease Trust Certificateholders shall be subject to such reasonable requirements as the Lease Trustee may prescribe.

                 Prior to the execution of any amendment to this Agreement, the Lease Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Lease Trustee may, but shall not be obligated to, enter into any such amendment which affects the Lease Trustee's own rights, duties or immunities under this Agreement or otherwise.

                 Section 12.2 No Legal Title to Lease Trust Estate in Lease Trust Certificateholders. The Lease Trust Certificateholders shall not have legal title to any part of the Lease Trust Estate. The Lease Trust Certificateholders shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Lease Trust Certificateholders to and in their ownership interest in the Lease Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Lease Trust Estate.

                 Section 12.3  Limitations on Rights of Others.  Except for
Section 2.7, the provisions of this Agreement are solely for the benefit of the Lease Trustee, the Depositor, the Lease Trust Certificateholders, the Administrative Agent, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Lease Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

                 Section 12.4 Notices. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Lease Trustee shall be deemed given only upon actual receipt by the Lease Trustee), or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

                          1)  If to the Lease Trustee:

                              PNC Bank, Delaware
                              222 Delaware Avenue
                              Wilmington, Delaware 19801
                              Attention:  Michael B. McCarthy

                          2)  If to the Depositor:

                              RCL Trust 1995-1
                              c/o The Chase Manhattan Bank (USA)
                              802 Delaware Avenue
                              Wilmington, Delaware 19801

                 (b) Any notice required or permitted to be given to a Lease Trust Certificateholder shall be given by first-class mail, confirmed, facsimile or overnight courier, postage prepaid, at the address of such Lease Trust Certificateholder as shown in the Lease Trust Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Lease Trust Certificateholder receives such notice.

                 Section 12.5 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 Section 12.6 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                 Section 12.7 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor, the Lease Trustee and its successors and each Lease Trust Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Lease Trust Certificateholder shall bind the successors and assigns of such Lease Trust Certificateholder.

                 Section 12.8 No Petition. The Lease Trustee and the Depositor, by entering into this Agreement, each Lease-Trust Certificateholder, by accepting a Lease Trust Certificate, the Indenture Trustee and each Noteholder by accepting the benefits of this Agreement, hereby covenants and agrees that, for a period of one year and one day after payment in full of the Series 1995-1 Certificates, they will not at any time institute against FCTT, the Depositor, the Lease Trust or Ford Credit Leasing, or join in any institution against, FCTT, the Depositor, the Lease Trust or Ford Credit Leasing of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Lease Trust

Certificates, the Notes, this Agreement or any of the other Basic Documents; provided, however, (x) that Noteholders holding 100% of the Outstanding Amount of the Notes may at any time institute, or join in any institution of, any such proceeding against the Lease Trust or the Depositor and (y) that 100% of the Holders of Specified Beneficial Certificates of FCTT may institute or join the institution of any such proceeding against FCTT.

                 Section 12.9 No Recourse. Each Lease Trust Certificateholder by accepting an Lease Trust Certificate acknowledges that such Lease Trust Certificateholder's Lease Trust Certificates represent beneficial interests in the Lease Trust only and do not represent any other interest in the property or assets of the Lease Trust or interests in or obligations of the Administrative Agent, the Depositor, the Lease Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Lease Trust Certificates or the other Basic Documents.

                 Section 12.10 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                 Section 12.11 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 12.12 Administrative Agent. The Administrative Agent is authorized to prepare and execute on behalf of the Lease Trust all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Lease Trust to prepare, file or deliver pursuant to the Basic Documents. Upon written request, the Lease Trustee shall execute and deliver to the Administrative Agent a power of attorney appointing the Administrative Agent its agent and attorney-in-fact to execute all such documents, reports, filings, instruments, certificates and opinions, including, without limitation, Issuer Orders, Officers' Certificates and Issuer's Requests (each as defined in the Indenture).

                 IN WITNESS WHEREOF the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                    PNC BANK, DELAWARE
                                    not in its individual capacity but solely as Lease Trustee


                                    By:
                                       ---------------------------------------
                                        Name:
                                        Title:


                                    RCL TRUST 1995-1

                                    By: The Chase Manhattan Bank (USA), not in
                                        its individual capacity but solely as
                                        trustee of  RCL Trust 1995-1

                                    By:
                                        --------------------------------------
                                        Name:
                                        Title:

ANNEX A

                              Partnership Matters

                 Section 1. Application. This Annex A contains provisions accounting for income, gain, loss, and deductions if the Trust is classified as a partnership for federal income tax purposes. The Depositor, on behalf of the Lease Trust, shall at all times maintain [records sufficient to enable it to calculate] Capital Account balances in accordance with the provisions of this Annex A. This Annex A shall be considered to be a part of the Lease Trust Agreement for all purposes.

                 Section 2. Annex A, the following capitalized terms shall have meanings set forth below:

                 "Adjusted Capital Account Deficit" shall mean the deficit balance, if any, in any Certificateholder's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (a) credit to such Capital Account any amounts which such Certificateholder is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to Section Section 1.704-1(b)(2)(ii)(c), 1.704-1(b)(2)(ii)(h), 1.704-2(g) or 1.704-2(i)(5) of the Regulations; (b) debit to such Capital Account the items described in Section Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations. The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations (captioned "Alternate Test for Economic Effect") and shall be interpreted consistently therewith.

                 "Adjusted Fair Market Value" shall mean with respect to any item of Lease Trust property, the greater of (i) the fair market value of such property or (ii) the amount of any nonrecourse indebtedness to which such property is subject within the meaning of Section 7701(g) of the Code.

                 "Capital Account" shall mean the account maintained by the Lease Trust for each Certificateholder as provided in Section 4 of this Annex A .

                 "Capital Contribution" shall mean the amount of cash or the Gross Asset Value of property contributed to the Lease Trust by any Certificateholder or the holder of the RCL Lease Trust Certificates. [Upon initial sale of the Lease Trust Certificates, the Capital Contribution of each





                                    Annex-1

Certificateholder (other than the Depositor) shall equal the amount paid by such Certificateholder for its Lease Trust Certificates. [Discuss initial Capital Contribution of RCL Trust 1995-1].

                 "Certificateholder Nonrecourse Debt" means "partner nonrecourse debt" within the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

                 "Certificateholder Nonrecourse Debt Minimum Gain" means "partner nonrecourse debt minimum gain" within the meaning set forth in Section 1.704-2(i)(2) of the Regulations.

                 "Certificateholder Nonrecourse Deductions" means "partner nonrecourse deductions" within the meaning set forth in Section Section 1.704-2(i)(1) and (2) of the Regulations.

                 "Code" means the Internal Revenue Code of 1986, as amended, any successor statutory provisions, and the Regulations promulgated thereunder.

                 "Depreciation" means, for each fiscal or other period, an amount equal to the depreciation, amortization or other cost recovery deductions allowable with respect to an asset for such year or period under the Code, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value or any reasonable method selected by the Depositor.

                 "Fiscal Year" means the taxable year of the Lease Trust which, except in the case of a short taxable year, shall be the calendar year (or such other year as is required by Section 706(b) of the Code).

                 "Gross Asset Value" means, with respect to any asset, such asset's adjusted basis for federal income tax purposes except as follows:

                 (a) The initial Gross Asset Value of any asset contributed by a Certificateholder to the Lease Trust shall be the gross fair market value of such asset at





                                    Annex-2
         the time of contribution, as determined by the contributing Certificateholder and the Lease Trust.

                 (b) The Gross Asset Values of all Lease Trust assets shall be adjusted to equal their respective Adjusted Fair Market Values, as reasonably determined by the Depositor as of the liquidation of the Lease Trust within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations.

                 (c) The Gross Asset Values of Lease Trust assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that RCL Trust 1995-1 determines that an adjustment pursuant to subsection (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (c);]

                 (d) If the Gross Asset Value of an asset has been determined or adjusted pursuant to any of subsections (a), (b) or (d) of this definition, such Gross Asset Value (if any) shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing income, gain, loss and deduction to be allocated to the Capital Accounts of the Certificateholders and RCL Trust 1995-1; and

                 (e) For purposes of allocating Gross Asset Values with respect to Lease Trust assets, the RCL Trust 1995-1 shall make such allocation in accordance with the respective Adjusted Fair Market Values of such Assets, and such allocations shall be effective for all purposes under this Agreement.

                 "Interest" means the ownership interest of a Certificateholder (or the Depositor as holder of the RCL Lease Trust Certificates) in the Lease Trust at any particular time, including the right of such Certificateholder to any and all benefits to which such Certificateholder may be entitled as provided in this Agreement, together with the obligations of such Certificateholder to comply with all the terms and provisions of this Agreement.





                                    Annex-3

                 "Lease Trust Minimum Gain" means "partnership minimum gain" within the meaning set forth in Section Section 1.704-2(b)(2) and (d) of the Regulations.

                 "Nonrecourse Deductions" means "partnership nonrecourse deductions" within the meaning set forth in Section Section 1.704-2(b)(1) and
(c) of the Regulations. The amount of Nonrecourse Deductions for an Lease Trust Fiscal Year shall equal the net increase, if any, in the amount of the Lease Trust Minimum Gain during that fiscal year determined in accordance with the provisions of Section 1.704-2(c) of the Regulations.

                 "Regulations" means the Treasury Regulations promulgated under the Code, including proposed regulations.

                 "Regulatory Allocations" means the allocations set forth in
Section 6 of this Annex A .

                 [Revaluation Event]

                 Section 3. Initial Capital Contributions. [TO BE DISCUSSED.] On the Closing Date, the Capital Account of each Certificateholder will be credited with its initial Capital Contribution.

                 Section 4. Capital Accounts. The Depositor, on behalf of the Lease Trust, shall maintain a separate Capital Account for each Certificateholder and for RCL Trust 1995-1 in accordance with federal income tax accounting principles and Section Section 1.704-1(b) and 1.704-2 of the Regulations, which account shall, as of any given date, reflect the Capital Contributions made to the Lease Trust by each Certificateholder, net of any liabilities that the Lease Trust is considered to assume or "take subject to" pursuant to Section 752 of the Code, (i) increased to reflect its distributive share of Lease Trust income (including income exempt from tax) and gain (or any item thereof) but excluding items of taxable income and gain described in
Section 1.704-1(b)(4)(i) of the Regulations and (ii) decreased to reflect:
(x) its distributive share of Trust loss and deduction (or any item thereof),
(y) its distributive share of expenditures of the Lease Trust  described in
Section 705(a)(2)(B) of the Code (which share shall be determined in accordance with this Agreement) for each Fiscal Year or fraction thereof and (z) the amount of cash or the fair market value of property distributed by the Lease Trust to it, net of any liabilities assumed by such Certificateholder or to which the property is subject under Section 752 of the Code. It is the intention of the





                                    Annex-4

Certificateholders that Capital Accounts shall be maintained in accordance with
Section 704(b) of the Code and with the Regulations thereunder so that the allocations of income, gain, loss and deduction (or items thereof) provided in this Agreement have substantial economic effect thereunder. [If in the opinion of the Lease Trust's outside legal counsel the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of this Section should be modified in order to comply with the requirements of Section 704(b) of the Code and the Regulations thereunder, then not withstanding anything to the contrary contained in the preceding provisions of this Section 12.3, RCL Trust 1995-1 may amend this Agreement to alter the method in which Capital Accounts are maintained in order to comply with Section 704(b) of the Code; provided, however, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement among the Certificateholders without the consent of such Certificateholders.]

                 The following rules shall apply in maintaining Capital
Accounts:

                          (a)  If any Interest in the Lease Trust is
                 transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

                          (b)  For purposes of this Section 4, amounts
                 described in Section 709 of the Code (other than amounts with respect to which an election is in effect under Section 709(b) of the Code) shall be treated as described in Section 705(a)(2)(B) of the Code.

                          (c) If, in any Fiscal Year, the Lease Trust has in effect an election under Section 754 of the Code, Capital Accounts shall be adjusted in accordance with Section 1.704-1(b)(2)(iv)(m) of the Regulations.

         Section 5. Maintenance of Capital Account Balance of RCL Trust 1995-1; Restoration of Negative Capital Account Balances.

                 (a) The Depositor, as owner of the RCL Lease Trust Certificates, shall maintain at all times (and make additional capital contributions, to the extent necessary to maintain) a Capital Account Balance at least equal to the lesser of (x) 1% of the total Capital Account balances of all of the Certificateholders and (y) $500,000.





                                    Annex-5

                 (b) Subject to the following sentence, at no time during the term of the Lease Trust or upon the dissolution and liquidation of the Lease Trust shall a Certificateholder with a negative balance in its Capital Account have any obligation to the Lease Trust or to any other Certificateholder to restore such negative balance, except as may be required by law or in respect of any negative balance resulting from withdrawal of capital or a distribution in contravention of this Agreement. [Notwithstanding the foregoing, RCL Trust 1995-1 shall be obligated to restore any negative balance in its Capital Account in an amount equal to the greater of (i) the amount available to be drawn pursuant to the Ford Credit RV Guaranty and (ii) an amount sufficient to cause its Capital Account (immediately prior to making liquidating distributions) to equal the lesser of (x) 1.01% of the total Capital Accounts of the Certificateholders (immediately prior to making liquidating distributions) and (y) $500,000.

                 Section 6.  Allocation of Profits and Losses.

                 (a) All income and losses of the Lease Trust (i.e., each item of Trust income, gain, loss and deduction) shall be determined [quarterly][monthly] by RCL Trust 1995-1 or accountants designated by it in accordance with the federal income tax accounting rules in Section 703 of the Code and Section 1.704-1(b)(2)(iv) of the Regulations.

                 (b) Except as provided otherwise in this Annex A , on each Payment Date, prior to making distributions pursuant to Article V:

                          (i) items of gross income and gain of the Lease Trust shall be allocated to the Certificateholders until the Capital Account of each Certificateholder is equal to the sum of (x) the initial [Capital Contribution credited to the Certificateholders], (y) any amounts which would be required to be accrued as original issue discount (or de minimis original issue discount) in accordance with Section Section 1272 and 1273 of the Code and the Regulations thereunder if the Lease Trust Certificates were characterized as debt instruments for federal income tax purposes and (z) any Certificate Interest accrued [through the close of the most recently ended Collection Period]





                                    Annex-6
                                  but not paid with respect to the Lease Trust
                                  Certificates; and

                          (ii) all other items of income, gain, loss, and deduction shall be allocated to RCL Trust 1995-1.

         (c) Notwithstanding the foregoing, if any allocation in accordance with Section 6(b) above would increase the Adjusted Capital Account Deficit of RCL Trust 1995-1, as holder of the RCL Lease Trust Certificates, [to an amount in excess of amounts available to the Lease Trust pursuant to the Residual Value Guaranty,] items of loss and deduction that would create such excess shall be allocated to Certificateholders (other than RCL Trust 1995-1) until the Capital Accounts of such Certificateholders have been reduced to zero.

         Section 7. Additional Special Allocations.

                 (a) Qualified Income Offset. In the event that any Certificateholder unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations, items of Trust income and gain shall be specially allocated to each such Certificateholder in an amount and manner sufficient to as quickly as possible eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Certificateholder or the Depositor created by such adjustments, allocations and distributions. An allocation pursuant to this Section 6 shall be made for an accounting period if and to the extent that such Certificateholder or the Depositor would have an Adjusted Capital Account Deficit after all other allocations provided for in this Annex A have been tentatively made.

                 (b) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Annex A , if there is a net decrease in Trust Minimum Gain during any [Fiscal Year][Accounting Period], each Certificateholder and the Depositor shall to the extent required by Section 1.704-2(f) of the Regulations, be specially allocated items of Lease Trust income and gain for such year (and, if necessary, subsequent years) in an amount equal to the portion of such Certificateholder's (and the Depositor's) share of the net decrease in Lease Trust Minimum Gain, determined in accordance with Section 1.704-2(g)(2) of the Regulations and this Agreement. The items to be so allocated shall be determined





                                    Annex-7
in accordance with Section 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 7(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

                 (c) Lease Trust Certificateholder Minimum Gain Chargeback. Subject to Section 7(a), but notwithstanding any other provision of this Annex A , if there is a net decrease in Certificateholder Nonrecourse Debt Minimum Gain during any Fiscal Year, each Certificateholder (including the Depositor) that has a share of the Certificateholder Nonrecourse Debt Minimum Gain shall, to the extent required by Section 1.704-2(i)(5) of the Regulations, be specially allocated items of Trust income and gain for such year (and, if necessary, subsequent years) in an amount equal to the portion of such Certificateholder's share of the net decrease in Certificateholder Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(4) of the Regulations. The items to be so allocated shall be determined in accordance with Section 1.704-2(i)(4) of the Regulations.
This Section 7(c) is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement in Section 1.704-2(i) of the Regulations and shall be interpreted consistently therewith.

                 (d) Certificateholder Nonrecourse Deductions. Any Certificateholder Nonrecourse Deductions shall be allocated to the Certificateholder that bears the economic risk of loss with respect to the Certificateholder Nonrecourse Debt to which such Certificateholder Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i)(1) of the Regulations.

                 (e) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Trust asset pursuant to Section 734(b) of the Code or Section 743(b) of the Code is required to be taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m)(2) or
Section 1.704-1(b)(2)(iv)(m)(4) of the Regulations, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Certificateholders in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Sections of the Regulations.





                                    Annex-8

                 (f) Gross Income Allocation. In the event that any Certificateholder (including the Depositor) has an Adjusted Capital Account Deficit at the end of any [Fiscal Year][Accounting Period], each such Certificateholder shall be specially allocated items of Lease Trust income and gain in the amount of such Adjusted Capital Account Deficit as quickly as possible; provided that an allocation pursuant to this Section 7(f) shall be made only if and to the extent that such Certificateholder would have an Adjusted Capital Account Deficit after all other allocations provided for in this Annex A have been made, [as if Section [ ] and this Section 7(f) were not in this Annex A ].

         Section 8.  Tax Allocations; Code Section 704(c).

                 (a) Income, gains, losses and deductions with respect to any property (other than money) contributed to the capital of the Lease Trust shall, solely for tax purposes, be allocated among the Certificateholders (including the Depositor) so as to take account of any variation between the adjusted basis of such property to the Lease Trust for federal income tax purposes and its initial Gross Asset Value in accordance with Section 704(c) of the Code and the applicable Regulations promulgated thereunder.

                 (b) In the event the Gross Asset Value of any Trust asset is adjusted (pursuant to the definition of Gross Asset Value), subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Section 704(c) of the Code and the applicable Regulations promulgated thereunder.

                 (c) Any elections or other decisions relating to such allocations shall be made by the Depositor, as holder of the RCL Lease Trust Certificates, in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 7(c) are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Certificateholder's Capital Account or share of profits, losses, other items or distributions pursuant to any provision of this Agreement.

         Section 9. on behalf of the Lease Trust, to adjust the basis of the Lease Trust assets pursuant to Section 754 of the Code.





                                    Annex-9

         Section 10. Allocations With Respect to Transferred Interests. Profits and losses allocable to an Interest assigned or reissued during a Fiscal Year shall be allocated to each Person who was the holder of such Interest during such Fiscal Year, in proportion to the number of days that each such holder was recognized as the owner of such Interest during such Fiscal Year or by an interim closing of the books or in any other proportion permitted by the Code and selected by RCL Trust 1995-1, as holder of the RCL Lease Trust Certificates, in accordance with this Agreement, without regard to the results of Trust operations or the date, amount or recipient of any distributions which may have been made with respect to such Interest. The effective date of the assignment shall be (i) in the case of a voluntary assignment, the actual date the assignment is recorded on the books of the Lease Trust or (ii) in the case of involuntary assignment, the date of the operative event.

         Section 11. Curative Allocations. The allocations set forth Sections 7 and 8 (the "Regulatory Allocations") are intended to comply with certain requirements of Section 1.704-1(b) of the Regulations. Notwithstanding any other provision of this Appendix A (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other Lease Trust items of income, gains, loss and deduction among the Certificateholders so that, to the extent possible, the net amount of such allocations of other Trust items and the Regulatory Allocations shall be equal to the net amount that would have been allocated to the Certificateholders if the Regulatory Allocations had not occurred.

         Section 12. Books and Records. The Depositor, as holder of the RCL Lease Trust Certificates, shall (a) maintain such information as may be required, if it should later be determined that the Lease Trust should be classified as a partnership for federal income tax purposes, to enable each Certificateholder to prepare its Federal and state income tax returns, and (c) if it should be determined that the Lease Trust is properly classified as a partnership for federal or other income tax purposes, prepare and file or cause to be prepared and filed by the Lease Trustee such tax returns, if any, relating to the Lease Trust [consistent with Section 2.12 of the Agreement], and make such elections as may from time to time be required or appropriate under any applicable state or Federal statute or rule or regulation thereunder. [The Depositor shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the assets of the Lease Trust.]





                                    Annex-10

         Section 13.  Signature on Returns; Tax Matters Partner.

                 (a) In the event that the Lease Trust shall be required to file federal or other income tax returns as a partnership, such returns shall be signed by an authorized signatory for RCL Trust 1995-1, as holder of the RCL Lease Trust Certificates, or such other person as shall be required by law to sign such returns of the Trust.

                 (b) By acceptance of its beneficial interest in a Lease Trust Certificate, each Lease Trust Certificateholder agrees that in the event that the Lease Trust is classified as a partnership for federal income tax purposes, RCL Trust 1995-1, as the holder of the RCL Lease Trust Certificates, shall be the "tax matters partner" of the Lease Trust pursuant to the Code.





                                    Annex-11

                                   EXHIBIT A



NUMBER                                                              $
R-                                                                  CUSIP NO.



                      SEE REVERSE FOR CERTAIN DEFINITIONS

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES FOR THE BENEFIT OF THE ISSUER AND THE TRANSFEROR THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY INSIDE THE UNITED STATES (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (3) [IN CERTIFICATED FORM] IN MINIMUM DENOMINATIONS OF $250,000 TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE ISSUER AND THE LEASE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE LEASE TRUST AGREEMENT REFERRED TO BELOW OR (B) THE RECEIPT BY THE ISSUER AND THE LEASE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE ISSUER THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, OR (D) TO THE ISSUER OR ITS AFFILIATES, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND

SECURITIES AND BLUE SKY LAWS OF THE STATES OF THE UNITED STATES.

                 NO RESALE OR OTHER TRANSFER OF THIS CERTIFICATE MAY BE MADE UNLESS THE LEASE TRUSTEE, THE DEPOSITOR AND THE LEASE TRUST CERTIFICATE REGISTRAR SHALL HAVE EACH RECEIVED A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE, ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRANSFEROR, TO THE EFFECT THAT SUCH TRANSFEREE WILL NOT ACQUIRE THIS CERTIFICATE WITH THE ASSETS OF ANY "EMPLOYEE BENEFIT PLAN" AS DEFINED IN
SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"). EACH PROSPECTIVE TRANSFEREE WILL ALSO BE REQUIRED TO DELIVER TO THE DEPOSITOR, THE LEASE TRUST CERTIFICATE REGISTRAR AND THE LEASE TRUSTEE AN AFFIDAVIT STATING WHETHER SUCH PROSPECTIVE TRANSFEREE IS A BENEFIT PLAN INVESTOR WITHIN THE MEANING OF THE DEPARTMENT OF LABOR REGULATIONS. NO TRANSFER, SALE, PLEDGE OR OTHER DISPOSITION OF THIS CERTIFICATE WILL BE MADE TO ANY BENEFIT PLAN INVESTOR, AND THE LEASE TRUST CERTIFICATE REGISTRAR WILL NOT REGISTER ANY SUCH TRANSFER, SALE, PLEDGE OR OTHER DISPOSITION TO A BENEFIT PLAN INVESTOR.

                 THE PRINCIPAL OF THIS LEASE TRUST CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE LEASE TRUST AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS LEASE TRUST CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.


                      FORD CREDIT AUTO LEASE TRUST 1995-1

                         ____% LEASE TRUST CERTIFICATE

evidencing a beneficial interest in certain distributions of the Lease Trust, as defined below, the property of which includes: (i) the right to receive certain payments as program lessor under the Program Operating Lease pursuant to which trust certificates representing a beneficial interest in certain specified retail automobile and light truck leases were leased to the program lessee; and (ii) an interest in such certificates upon the expiration of such Program Operating Lease. The property of the Lease Trust has been pledged to the Indenture Trustee pursuant to the Indenture to secure the payment of the Notes issued thereunder.

(This Lease Trust Certificate does not represent an interest in or obligation of the Depositor, Ford Motor Credit Company, Ford Credit Leasing Company, Inc. or any of their respective Affiliates, except to the extent described below.)

                 THIS CERTIFIES THAT                         is the registered
owner of                     DOLLARS nonassessable, fully-paid, beneficial
ownership interest in Lease Trust Certificates having an initial Aggregate Certificate Balance of $__________ of Ford Credit Auto Lease Trust 1995-1 (the "Lease Trust") formed by RCL Trust 1995-1 (the "Depositor"). The Aggregate Certificate Balance of the Lease Trust Certificates bear interest at a rate of __% per annum (the "Certificate Rate").


                                        LEASE TRUSTEE'S
                                        CERTIFICATE OF
                                        AUTHENTICATION

         This is one of the Lease Trust Certificates referred to in the within-mentioned Lease Trust Agreement.


PNC Bank, Delaware                PNC Bank, Delaware
as Lease Trustee              or     as Lease Trustee
                                     By
                                        ------------------
                                     Authenticating Agent


By                                By
   --------------------------        ------------------------

                 The Lease Trust was created pursuant to a Lease Trust Agreement, dated ________, 1995 (the "Lease Trust Agreement"), between the Depositor and PNC Bank, Delaware, as trustee (the "Lease Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Lease Trust Agreement and the definitions appendices incorporated by reference therein.

                 This Certificate is one of the duly authorized Lease Trust Certificates designated as "___ Lease Trust Certificates" (the "Lease Trust Certificates"). Also issued under the Indenture dated as of ________, 1995 (the "Indenture"), between the Lease Trust and

__________, as trustee (the "Indenture Trustee"), are the ___% Class A-1 Notes, the ___% Class A-2 Notes and the ___% Class A-3 Notes (collectively, the "Notes"). This Lease Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Lease Trust Agreement, to which Lease Trust Agreement the holder of this Lease Trust Certificate by virtue of the acceptance hereof assents and by which such Lease Trust Certificateholder is bound. The property of the Lease Trust includes (i) the rights of the Lease Trust under the Series 1995-1 Certificates, (ii) the rights as lessor under the Program Operating Lease, (iii) a security interest with respect to amounts on deposit from time to time in the Series 1995-1 Collection Account, Series 1995-1 Payahead Account and the Series 1995-1 Payments Account and all investment including all income thereon and proceeds thereof, (iv) the rights of the Depositor under the Asset Contribution Agreement, (v) the rights of the Lease Trust as beneficiary of the Limited RV Guaranty, (vi) the rights of the Lease Trust of the holder of the Series 1995-1 Certificates under the Administrative Agency Agreement and the Series 1995-1 Supplement, (vii) the security interest of the Lease Trust in amounts credited to the Reserve Account and the right to make withdrawals therefrom and (viii) all proceeds of the foregoing. THE RIGHTS OF THE LEASE TRUSTEE IN THE FOREGOING PROPERTY OF THE LEASE TRUST HAVE BEEN PLEDGED TO THE INDENTURE TRUSTEE TO SECURE THE PAYMENT OF THE NOTES.

                 Under the Lease Trust Agreement, there will be distributed on _______ 15, ________ 15, ________ 15, and ________ 15, of each year, commencing
__________ 15, 1995, (or, if such 15th day is not a Business Day, the next Business Day) (the "Payment Date"), to the Person in whose name this Lease Trust Certificate is registered at the close of business on the last day of the preceding calendar month) (the "Lease Certificate Record Date") such Lease Trust Certificateholder's percentage interest in the amount to be distributed with respect to the Aggregate Certificate Balance of the Lease Trust Certificates on such Payment Date.

                 The holder of this Lease Trust Certificate acknowledges and agrees that its rights to receive payments in respect of this Lease Trust Certificate are subordinated to the rights of the Noteholders as described in the Indenture and the Lease Trust Agreement, as applicable.

                 It is the intent of the Depositor and Lease Trust Certificateholders that the Lease Trust Certificates be treated as indebtedness of the Depositor and Ford Credit Leasing for purposes of federal income tax or state income and franchise taxes. If, however, the Lease Trust is characterized as a separate entity for federal income tax purposes, it is the intention of the parties that it qualify as a partnership for such purposes and the Lease Trust Certificateholders (including the Depositor) will be treated as partners in that partnership. The Depositor and the other Lease Trust Certificateholders by acceptance of a Lease Trust Certificate, agree to take no action inconsistent with such tax treatment of the Lease Trust Certificates.

                 Each Lease Trust Certificateholder, by its acceptance of a Lease Trust Certificate, covenants and agrees that such Lease Trust Certificateholder, for a period of one year and a day after payment in full of the Aggregate Certificate Balance of the Lease Trust Certificates, will not institute against the Depositor, the Lease Trust or Ford Credit Leasing or join in any institution against the Depositor, the Lease Trust or Ford Credit Leasing of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Lease Trust Certificates, the Notes, the Lease Trust Agreement or any of the other Basic Documents.

                 Distributions on this Lease Trust Certificate will be made as provided in the Lease Trust Agreement by the Lease Trustee by wire transfer (to holders of Lease Trust Certificates in original denominations of $100,000 or more) or check mailed to the Lease Trust Certificateholder of record in the Lease Trust Certificate Register without the presentation or surrender of this Lease Trust Certificate or the making of any notation hereon. Except as otherwise provided in the Lease Trust Agreement and notwithstanding the above, the final distribution on this Lease Trust Certificate will be made after due notice by the Lease Trustee of the pendency of such distribution and only upon presentation and surrender of this Lease Trust Certificate at the office or agency maintained for the purpose by the Lease Trustee [in the Borough of Manhattan, The City of New York].

                 Reference is hereby made to the further provisions of this Lease Trust Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                 Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Lease Trustee, by manual signature, this Lease Trust Certificate shall not entitle the holder hereof to any benefit under the Lease Trust Agreement or be valid for any purpose.

                 THIS LEASE TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                 IN WITNESS WHEREOF, the Lease Trustee, on behalf of the Lease Trust and not in its individual capacity, has caused this Lease Trust Certificate to be duly executed.

                                  FORD CREDIT AUTO LEASE TRUST 1995-1

                                  By:   PNC BANK, DELAWARE
                                          as Lease Trustee



         Dated:                   By:
                                      -------------------------------
                                            Authorized Officer

                      (Reverse of Lease Trust Certificate)


                 The Lease Trust Certificates do not represent an obligation of, or an interest in, the Depositor, the Administrative Agent, the Lease Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Lease Trust Agreement or the other Basic Documents. In addition, this Lease Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries (and certain other amounts) respecting the assets of the Lease Trust, all as more specifically set forth in the Indenture. A copy of each of the Indenture and the Lease Trust Agreement may be examined during normal business hours at the principal office of the Depositor, and at such other places, if any, designated by the Depositor, by any Lease Trust Certificateholder upon written request.

                 The Lease Trust Agreement may be amended by the Depositor and the Lease Trustee, with prior written notice by the Depositor to the Rating Agencies, without the consent of any of the Noteholders or the Lease Trust Certificateholders, to cure any ambiguity or defect, to correct or supplement any provisions in the Lease Trust Agreement, to add any provisions to or change in any manner or eliminate any of the provisions in the Lease Trust Agreement or to modify in any manner the rights of the Noteholders or the Lease Trust Certificateholders; provided, however, that such action shall not, (i) as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Indenture Trustee, any Noteholder or Lease Trust Certificateholder, (ii) as confirmed by each Rating Agency rating the Notes and the Lease Trust Certificates, cause the then current rating of any Class of Notes or the Lease Trust Certificates to be withdrawn or reduced or, (iii) as evidenced by an Opinion of Counsel cause the Lease Trust to be taxed as an "association" or publicly traded partnership taxable as a corporation for federal income tax purposes.

                 The Lease Trust Agreement may also be amended from time to time by the Depositor and the Lease Trustee, with prior written notice to the Rating Agencies, with the consent of the Noteholders holding not less than a majority of the Outstanding Amount of each Class of Notes and, to the extent affected thereby, the consent of Lease Trust Certificateholders holding not less than a majority of the Aggregate Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Lease Trust Agreement or of modifying in any manner the rights of the Noteholders or the Lease Trust Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of distributions that are required to be made for the benefit of the Noteholders or the Lease Trust Certificateholders, (b) reduce the percentage of the Outstanding Amount of each Class of the Notes and the Aggregate Certificate Balance required to consent to any such amendment, without the consent of the holders of 100% of all outstanding Lease Trust Certificates (other than the RCL Lease Trust Certificates), or (c) as evidenced by an Opinion of Counsel to the Indenture Trustee and the Lease Trustee to the effect that such amendment shall not (i) affect the treatment of the Notes as debt for federal income tax purposes, (ii) be deemed to cause a taxable exchange of the Notes for federal income tax purposes or (iii) cause the Lease Trust to be taxable as an "association" or publicly traded partnership taxable as a corporation for federal income tax purposes.

                 As provided in the Lease Trust Agreement and subject to certain limitations therein set forth, the transfer of this Lease Trust Certificate is registerable in the Lease Trust Certificate Register upon surrender of this Lease Trust Certificate for registration of transfer at the offices or agencies of the Lease Trust Certificate Registrar maintained by the Lease Trustee in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Lease Trustee and the Lease Trust Certificate Registrar duly executed by the Lease Trust Certificateholder hereof or such Lease Trust Certificateholder's attorney duly authorized in writing, and thereupon one or more new Lease Trust Certificates of the same class and in authorized denominations evidencing the same aggregate interest in the Lease Trust will be issued to the designated transferee. The initial Lease Trust Certificate Registrar appointed under the Lease Trust Agreement is _______________.

                 Except for Lease Trust Certificates issued to the Depositor, the Lease Trust Certificates are issuable only as registered Lease Trust Certificate without coupons in denominations of $_______ or multiples thereof. As provided in the Lease Trust Agreement and subject to certain limitations therein set forth, Lease Trust Certificates are exchangeable for new Lease Trust Certificates of the same class and in authorized denominations evidencing the same aggregate denomination, as requested by the Lease Trust Certificateholder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Lease Trustee or the Lease Trust Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                 The Lease Trustee, the Lease Trust Certificate Registrar and any agent of the Lease Trustee or the Lease Trust Certificate Registrar may treat the Person in whose name this Lease Trust Certificate is registered as the owner hereof for all purposes, and none of the Lease Trustee, the Lease Trust Certificate Registrar or any such agent shall be affected by any notice to the contrary.

                 The obligations and responsibilities created by the Lease Trust Agreement and the Lease Trust created thereby shall terminate upon the payment to Lease Trust Certificateholders of all amounts required to be paid to them pursuant to the Lease Trust Agreement and the Indenture and the disposition of all property held as part of the Lease Trust.

                 Any prospective transferee of a Lease Trust Certificate will be required to represent to the Lease Trustee, the Lease Trust Certificate Registrar and the Initial Purchaser that such prospective transferee is not a Benefit Plan Investor. The Lease Trust Certificates may not be transferred, sold, pledged or otherwise disposed to or for the account of a Benefit Plan Investor. The term "Benefit Plan Investor" means (i) any employee benefit plan as defined in Section 3(3) of ERISA, whether or not it is subject to Title I of ERISA, (ii) any plan described in Section 4975(e)(1) of the Code, (iii) any governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the provisions of ERISA or

Section 4975 of the Code or (iv) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. Section 251.3-101), other than the general asset account of an insurance company.

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


                        PLEASE INSERT SOCIAL SECURITY
                         OR OTHER IDENTIFYING NUMBER
                                 OF ASSIGNEE


- -------------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)



    ----------------------------------------------------------------------
    the within Lease Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing



  --------------------------------------------------------------------------
    Attorney to transfer said Lease Trust Certificate on the books of the
                      Lease Trust Certificate Registrar,
               with full power of substitution in the premises.


Dated:

                                                              *
                                       -----------------------
                                       Signature Guaranteed:



                                                              *
                                       -----------------------

*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Lease Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                   EXHIBIT B



NUMBER                                                              $
R-                                                                  CUSIP NO.



                      SEE REVERSE FOR CERTAIN DEFINITIONS

                 THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT AS PROVIDED IN THE AMENDED AND RESTATED TRUST AGREEMENT DATED AS OF_____ __, 1995, AMONG FORD MOTOR CREDIT COMPANY, FORD CREDIT LEASING COMPANY, INC., AND THE CHASE MANHATTAN BANK (USA), AS TRUSTEE OF THE RCL TRUST 1995-1 (THE "LEASE TRUST AGREEMENT") AND ANY TRANSFER IN VIOLATION OF THIS SECTION SHALL BE NULL AND VOID.

                 THE PRINCIPAL OF THIS LEASE TRUST CERTIFICATE IS DISTRIBUTABLE IN INSTALLMENTS AS SET FORTH IN THE LEASE TRUST AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS LEASE TRUST CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.


                      FORD CREDIT AUTO LEASE TRUST 1995-1

                         ____% LEASE TRUST CERTIFICATE

evidencing a beneficial interest in certain distributions of the Lease Trust, as defined below, the property of which includes: (i) the right to receive certain payments as program lessor under the Program Operating Lease pursuant to which certificates representing a beneficial interest in certain specified retail automobile and light truck leases were leased to the program lessee; and
(ii) an interest in such certificates upon the expiration of such Program Operating Lease. The property of the Lease Trust has been pledged to the Indenture Trustee pursuant to the Indenture to secure the payment of the Notes issued thereunder.

(This Lease Trust Certificate does not represent an interest in or obligation of the Depositor, Ford Motor Credit Company, Ford Credit Leasing Company, Inc. or any of their respective Affiliates, except to the extent described below.)



THIS CERTIFIES THAT                         is the registered owner of a
nonassessable, fully-paid, ___% beneficial ownership interest in Lease Trust Certificates having (i) an initial Aggregate Certificate Balance of $__________ of Ford Credit Auto Lease Trust 1995-1 (the "Lease Trust") and (ii) an initial Deferred Amount of $___________, in Ford Credit Auto Lease Trust 1995-1, formed by RCL Trust 1995-1 (the "Depositor"). In addition, the Lease Trust Certificates represent a beneficial interest in any other assets of the Ford Credit Auto Lease Trust remaining after the Aggregate Certificate Balance has been reduced to zero. The Lease Trust Certificates bear interest at a rate of __% per annum (the "Certificate Rate").


                                        LEASE TRUSTEE'S
                                        CERTIFICATE OF
                                        AUTHENTICATION

         This is one of the two RCL Lease Trust Certificates referred to in the within-mentioned Lease Trust Agreement.


PNC Bank, Delaware,                        PNC Bank, Delaware,
as Lease Trustee                       or  as Lease Trustee
                                           By
                                             -------------------------
                                           Authenticating Agent


By                                         By
   --------------------------                 ------------------------


                 The Lease Trust was created pursuant to a Lease Trust Agreement, dated ________, 1995 (the "Lease Trust Agreement"), between the Depositor and PNC Bank, Delaware, as trustee (the "Lease Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Lease Trust Agreement and the definitions appendices incorporated by reference therein.

                 This Certificate is one of the duly authorized Lease Trust Certificates designated as "___% Lease Trust Certificates" (the "Lease Trust Certificates"). Also issued under the Indenture dated as of ________, 1995 (the "Indenture"), between the Lease Trust and __________, as trustee (the "Indenture Trustee"), are the ___% Class A-1 Notes, the ___% Class A-2 Notes and the ___% Class A-3 Notes (collectively, the "Notes"). This Lease Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Lease Trust Agreement, to which Lease Trust Agreement the holder of this Lease Trust Certificate by virtue of the acceptance hereof assents and by which such Lease Trust Certificateholder is bound. The property of the Lease Trust includes (i) the rights of the Lease Trust under the Series 1995-1 Certificates, (ii) the rights as lessor under the Program Operating Lease, (iii) a security interest with respect to amounts on deposit from time to time in the Series 1995-1 Collection Account, Series 1995-1 Payahead Account and the Series 1995-1 Payments Account and all investment including all income thereon and proceeds thereof, (iv) the rights of the Depositor under the Asset Contribution Agreement, (v) the rights of the Lease Trust as beneficiary of the Limited RV Guaranty, (vi) the rights of the Lease Trust of the holder of the Series 1995-1 Certificates under the Administrative Agency Agreement and the Series 1995-1 Supplement, (vii) the security interest of the Lease Trust in amounts credited to the Reserve Account and the right to make withdrawals therefrom and (viii) all proceeds of the foregoing. THE RIGHTS OF THE LEASE TRUSTEE IN THE FOREGOING PROPERTY OF THE LEASE TRUST HAVE BEEN PLEDGED TO THE INDENTURE TRUSTEE TO SECURE THE PAYMENT OF THE NOTES.

                 Under the Lease Trust Agreement, there will be distributed on _______ 15, ________ 15, ________ 15, and ________ 15, of each year, commencing
__________ 15, 1995, (or, if such 15th day is not a Business Day, the next Business Day) (the "Payment Date"), to the Person in whose name this Lease Trust Certificate is registered at the close of business on the last day of the preceding calendar month) (the "Lease Certificate Record Date") such Lease Trust Certificateholder's percentage interest in the amount to be distributed with respect to the Aggregate Certificate Balance of the Lease Trust Certificates on such Payment Date. In addition, the holder of this Lease Trust Certificate is entitled to receive such Lease Trust Certificateholder's percentage interest in the Deferred Amount distributed on each Payment Date.


                 The holder of this Lease Trust Certificate acknowledges and agrees that its rights to receive payments in respect of this Lease Trust Certificate are subordinated to the rights of the Noteholders as described in the Indenture and the Lease Trust Agreement, as applicable.

                 It is the intent of the Depositor and Lease Trust Certificateholders that the Lease Trust Certificates be treated as indebtedness of the Depositor and Ford Credit Leasing for purposes of federal income tax or state income and franchise taxes. If, however, the Lease Trust is characterized as a separate entity for federal income tax purposes, it is the intention of the parties that it qualify as a partnership for such purposes and the Lease Trust Certificateholders (including the Depositor) will be treated as partners in that partnership. The Depositor and the other Lease Trust Certificateholders by acceptance of a Lease Trust Certificate, agree to take no action inconsistent with such tax treatment of the Lease Trust Certificates.

                 Each Lease Trust Certificateholder, by its acceptance of a Lease Trust Certificate, covenants and agrees that such Lease Trust Certificateholder, for a period of one year and a day after payment in full of the Aggregate Certificate Balance of the Lease Trust Certificates, will not institute against the Depositor, the Lease Trust or Ford Credit Leasing or join in any institution against the Depositor, the Lease Trust or Ford Credit Leasing of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Lease Trust Certificates, the Notes, the Lease Trust Agreement or any of the other Basic Documents.

                 Distributions on this Lease Trust Certificate will be made as provided in the Lease Trust Agreement by the Lease Trustee by wire transfer (to holders of Lease Trust Certificates in original denominations of $100,000 or more) or check mailed to the Lease Trust Certificateholder of record in the Lease Trust Certificate Register without the presentation or surrender of this Lease Trust Certificate or the making of any notation hereon. Except as otherwise provided in the Lease Trust Agreement and notwithstanding the above, the final distribution on this Lease Trust Certificate will be made after due notice by the Lease Trustee of the pendency of such distribution and only upon presentation and surrender of this Lease Trust Certificate at the office or agency maintained for the purpose by the Lease Trustee [in the Borough of Manhattan, The City of New York].

                 Reference is hereby made to the further provisions of this Lease Trust Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                 Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Lease Trustee, by manual signature, this Lease Trust Certificate shall not entitle the holder hereof to any benefit under the Lease Trust Agreement or be valid for any purpose.

                 THIS LEASE TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                 IN WITNESS WHEREOF, the Lease Trustee, on behalf of the Lease Trust and not in its individual capacity, has caused this Lease Trust Certificate to be duly executed.

                                  FORD CREDIT AUTO LEASE TRUST 1995-1

                                  By:      PNC BANK, DELAWARE
                                             as Lease Trustee



         Dated:                   By:
                                       -----------------------------
                                            Authorized Officer

                      (Reverse of Lease Trust Certificate)


                 The Lease Trust Certificates do not represent an obligation of, or an interest in, the Depositor, the Administrative Agent, the Lease Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Lease Trust Agreement or the other Basic Documents. In addition, this Lease Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries (and certain other amounts) respecting the assets of the Lease Trust, all as more specifically set forth in the Indenture. A copy of each of the Indenture and the Lease Trust Agreement may be examined during normal business hours at the principal office of the Depositor, and at such other places, if any, designated by the Depositor, by any Lease Trust Certificateholder upon written request.

                 The Lease Trust Agreement may be amended by the Depositor and the Lease Trustee, with prior written notice by the Depositor to the Rating Agencies, without the consent of any of the Noteholders or the Lease Trust Certificateholders, to cure any ambiguity or defect, to correct or supplement any provisions in the Lease Trust Agreement, to add any provisions to or change in any manner or eliminate any of the provisions in the Lease Trust Agreement or to modify in any manner the rights of the Noteholders or the Lease Trust Certificateholders; provided, however, that such action shall not, (i) as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Indenture Trustee, any Noteholder or Lease Trust Certificateholder, (ii) as confirmed by each Rating Agency rating the Notes and the Lease Trust Certificates, cause the then current rating of any Class of Notes or the Lease Trust Certificates to be withdrawn or reduced or (iii) as evidenced by an Opinion of Counsel cause the Lease Trust to be taxed as an "association" or publicly traded partnership taxable as a corporation for federal income tax purposes.

                 The Lease Trust Agreement may also be amended from time to time by the Depositor and the Lease Trustee, with prior written notice to the Rating Agencies, with the consent of the Noteholders holding not less than a majority of the Outstanding Amount of each Class of Notes and, to the extent affected thereby, the consent of Lease Trust Certificateholders holding not less than a majority of the Aggregate Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Lease Trust Agreement or of modifying in any manner the rights of the Noteholders or the Lease Trust Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of distributions that are required to be made for the benefit of the Noteholders or the Lease Trust Certificateholders, (b) reduce the percentage of the Outstanding Amount of each Class of the Notes and the Aggregate Certificate Balance required to consent to any such amendment, without the consent of the holders of 100% of all outstanding Lease Trust Certificates (other than the RCL Lease Trust Certificates), or (c) as evidenced by an Opinion of Counsel to the Indenture Trustee and the Lease Trustee to the effect that such amendment shall not (i) affect the treatment of the Notes as debt for federal income tax purposes, (ii) be deemed to cause a taxable exchange of the Notes for federal income tax purposes or (iii) cause the Lease Trust to be taxable as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

                 As provided in the Lease Trust Agreement, the transfer of this Lease Trust Certificate is prohibited; provided, that upon a dissolution of the Depositor this Lease Trust Certificate shall be distributed to the beneficiaries of the Depositor in accordance with their percentage beneficial interests therein. Any such distribution of this Lease Trust Certificate is registerable in the Lease Trust Certificate Register upon surrender of this Lease Trust Certificate for registration of transfer at the offices or agencies of the Lease Trust Certificate Registrar maintained by the Lease Trustee in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Lease Trustee and the Lease Trust Certificate Registrar duly executed by the Lease Trust Certificateholder hereof or such Lease Trust Certificateholder's attorney duly authorized in writing, and thereupon a new Lease Trust Certificate of the same class and in the same denomination evidencing the same interest in the Lease Trust will be issued to such beneficiary of the Depositor. The initial Lease Trust Certificate Registrar appointed under the Lease Trust Agreement is _______________.

                 The Lease Trustee, the Lease Trust Certificate Registrar and any agent of the Lease Trustee or the Lease Trust Certificate Registrar may treat the Person in whose name this Lease Trust Certificate is registered as the owner hereof for all purposes, and none of the Lease Trustee, the Lease Trust Certificate Registrar or any such agent shall be affected by any notice to the contrary.

                 The obligations and responsibilities created by the Lease Trust Agreement and the Lease Trust created thereby shall terminate upon the payment to Lease Trust Certificateholders of all amounts required to be paid to them pursuant to the Lease Trust Agreement and the Indenture and the disposition of all property held as part of the Lease Trust. On and after the date upon which the Aggregate Certificate Balance has been reduced to zero, all amounts deposited in the Certificate Distribution Account shall be distributed to the Holder of the RCL Lease Trust Certificates; provided, that in the event that prior to such date there shall have occurred a dissolution of the Depositor, such amounts shall be distributed ratably to the beneficiaries of the Depositor, in accordance with their percentage beneficial interest in the Depositor immediately prior to such dissolution.

                                   EXHIBIT C

                    FORM OF RULE 144A TRANSFEROR CERTIFICATE

                                                                          [Date]

PNC Bank, Delaware
  as Lease Trustee and
  Lease Trust Certificate Registrar
222 Delaware Avenue
Wilmington, Delaware  19801

Dear Sirs:

                 This is to notify you as to the transfer of $___________ initial principal balance of Asset Backed Lease Trust Certificates (the "Certificates") of Ford Credit Auto Lease Trust 1995-1 (the "Issuer").

                 The undersigned is the holder of the Certificates and with this notice hereby deposits with the Lease Trustee $___________ initial principal balance of Certificates and requests that Certificates in the same initial principal balance be issued, executed and authenticated and registered to the purchaser on ___________, 199_, as specified in the Lease Trust Agreement, as follows:

                 Name:                     Denominations:
                 Address:
                 Taxpayer I.D. No:

                 The undersigned represents and warrants that the undersigned
(i) reasonable believes the purchaser is a "qualified institutional buyer," as defined in Rule 144A under the Securities Act of 1933 (the "Act"), (ii) such purchaser has acquired the Certificates in a transaction effected in accordance with the exemption from the registration requirements of the Act provided by Rule 144A and, (iii) if the purchaser has purchased the Certificates for one or more accounts for which it is acting as fiduciary or agent, (A) each such account is a qualified institutional buyer and (B) the purchaser is acquiring Certificates for its own account or for one or more institutional accounts for which it is acting as fiduciary or agent in a minimum amount equivalent to not less than $250,000 for each such account.

                                        Very truly yours,

                                        [NAME OF HOLDER
                                        OF CERTIFICATES]



                                        By:
                                           ---------------------------------
                                            Name:
                                            Title:

                                   EXHIBIT D

                          FORM OF INVESTMENT LETTER -
                         QUALIFIED INSTITUTIONAL BUYER

                                                                          [Date]

Ford Credit Auto Lease Trust 1995-1
  as Issuer
PNC Bank, Delaware
  as Lease Trustee and
  Lease Trust Certificate Registrar
222 Delaware Avenue
Wilmington, Delaware  19801

J.P. Morgan Securities Inc.
  as Initial Purchaser in connection with
  the Offering Memorandum referred to below
60 Wall Street
New York, New York  10260

Dear Sirs:

                 In connection with our proposed purchase of the __% Asset-Backed Lease Trust Certificates (the "Certificates") of Ford Credit Auto Lease Trust 1995-1 (the "Issuer"), we confirm that:

                 1. We have received a copy of the Offering Memorandum (the "Offering Memorandum") dated ________ __, 1995, relating to the Certificates and such other information as we deem necessary in order to make our investment decision. We understand that the Offering Memorandum speaks only as of its date and that the information contained therein may not be correct or complete as of any time subsequent to such date.

                 2. We understand that any subsequent transfer of the Certificates is subject to certain restrictions and conditions set forth in the Lease Trust Agreement dated as of ________ __, 1995 relating to the Certificates and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Certificates except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                 3. We understand that the offer and sale of the Certificates has not been registered under the Secu-rities Act, and that the Certificates may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Certificates prior to ________ __, 1998 (the expiration of the three-year holding period set forth in Rule 144(k) under the Securities
Act), we will do so only inside the United States (A) to the Issuer or any subsidiary thereof, (B) to a "qualified institutional buyer" (as defined below) in compliance with Rule 144A under the Securities Act, (C) in minimum denominations of $250,000 to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act) that, prior to such transfer, furnishes to the Lease Trustee or the Lease Trust Certificate Registrar, as applicable, a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Certificates (the form of which letter can be obtained from the Lease Trustee or the Lease Trust Certificate Registrar, as applicable), (D) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or
(E) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Certificates from us a notice advising such purchaser that resales of the Certificates are restricted as stated herein.

                 4. We understand that, on any proposed resale of any Certificates prior to ________ __, 1998, we will be required to furnish to the Issuer and the Lease Trustee or the Lease Trust Certificate Registrar, as the case may be, such certifications, legal opinions and other information as the Issuer and the Lease Trustee or the Lease Trust Certificate Registrar, as the case may be, may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Certificates prior to ________ __, 1998 purchased by us will bear a legend to the foregoing effect.

                 5. We are a "qualified institutional buyer" (within the meaning of Rule 144A under the Securities Act) (a "QIB") and we are acquiring the Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificates, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment.

                 6. We are acquiring the Certificates purchased by us for our own account or for one or more accounts (each of which is a QIB) as to each of which we exercise sole investment discretion.

                 7.  We are not (A) an employee benefit plan as defined in
Section 3(3) of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not it is subject to Title I of ERISA, (B) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), (C) a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the provisions of ERISA or Section 4975 of the Code or (D) an entity whose underlying assets include plan assets by reason of a plan's investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. Section 251.3-101), other than the general asset account of an insurance company.

                 8. We are a person who is either (A) a citizen or resident of the United States, (B) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or
(C) an estate or trust the income of which is includible in gross income for United States federal income tax purposes, regardless of source.

                 You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                               Very truly yours,


                                               By:
                                                  --------------------------
                                                  Name:
                                                  Title:


Securities To Be Purchased:

$________________ principal amount of Certificates

                                   EXHIBIT E

                          FORM OF INVESTMENT LETTER -
                       INSTITUTIONAL ACCREDITED INVESTOR

                                                                          [Date]

Ford Credit Auto Lease Trust 1995-1
  as Issuer
PNC Bank, Delaware
  as Lease Trustee and
  Lease Trust Certificate Registrar
222 Delaware Avenue
Wilmington, Delaware  19801

J.P. Morgan Securities Inc.
  as Initial Purchaser in connection with
  the Offering Memorandum referred to below
60 Wall Street
New York, New York  10260

Dear Sirs:

                 In connection with our proposed purchase of the __% Asset-Backed Lease Trust Certificates (the "Certificates") of Ford Credit Auto Lease Trust 1995-1 (the "Issuer"), we confirm that:

                 1. We have received a copy of the Offering Memorandum (the "Offering Memorandum") dated ________ __, 1995, relating to the Certificates and such other information as we deem necessary in order to make our investment decision. We understand that the Offering Memorandum speaks only as of its date and that the information contained therein may not be correct or complete as of any time subsequent to such date.

                 2. We understand that any subsequent transfer of the Certificates is subject to certain restrictions and conditions set forth in the Lease Trust Agreement dated as of ________ __, 1995 relating to the Certificates and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Certificates except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                 3. We understand that the offer and sale of the Certificates has not been registered under the Secu-rities Act, and that the Certificates may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Certificates prior to ________ __, 1998 (the expiration of the three-year holding period set forth in Rule 144(k) under the Securities Act), we will do so only inside the United States (A) to the Issuer or any subsidiary thereof, (B) to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act, (C) in minimum denominations of $250,000 to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to the Lease Trustee or the Lease Trust Certificate Registrar, as applicable, a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Certificates (the form of which letter can be obtained from the Lease Trustee or the Lease Trust Certificate Registrar, as applicable), (D) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or
(E) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Certificates from us a notice advising such purchaser that resales of the Certificates are restricted as stated herein.

                 4. We understand that, on any proposed resale of any Certificates prior to ________ __, 1998, we will be required to furnish to the Issuer and the Lease Trustee or the Lease Trust Certificate Registrar, as the case may be, such certifications, legal opinions and other information as the Issuer and the Lease Trustee or the Lease Trust Certificate Registrar, as the case may be, may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Certificates prior to ________ __, 1998 purchased by us will bear a legend to the foregoing effect.

                 5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act) and we are acquiring the Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificates, and we and any accounts





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
for which we are acting are each able to bear the economic risk of our or their investment.

                 6. We are acquiring the Certificates purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                 7.  We are not (A) an employee benefit plan as defined in
Section 3(3) of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not it is subject to Title I of ERISA, (B) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), (C) a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the provisions of ERISA or Section 4975 of the Code or (D) an entity whose underlying assets include plan assets by reason of a plan's investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. Section 251.3-101), other than the general asset account of an insurance company.

                 8. We are a person who is either (A) a citizen or resident of the United States, (B) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or
(C) an estate or trust the income of which is includible in gross income for United States federal income tax purposes, regardless of source.

                 You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                               Very truly yours,


                                               By:
                                                  ------------------------
                                                  Name:
                                                  Title:

Securities To Be Purchased:

$________________ principal amount of Certificates





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